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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AFFILIATED MANAGERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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AFFILIATED MANAGERS GROUP, INC.
777 South Flagler Drive
West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2016

        NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. (the "Company" or "AMG") will be held on Tuesday, June 14, 2016, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time), at the Company's London office at 35 Park Lane, London W1K 1RB, United Kingdom, for the following purposes:

  1.
  To elect eight directors of the Company to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

  2.
  To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers.

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.

  4.
  To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet pursuant to Securities and Exchange Commission rules. On or about April 29, 2016, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2015 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2015 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        The Company's Board of Directors fixed the close of business on April 15, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy by the Internet, telephone or mail whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

David M. Billings, General Counsel and Secretary

West Palm Beach, Florida
April 29, 2016

AFFILIATED MANAGERS GROUP, INC.
777 South Flagler Drive
West Palm Beach, Florida 33401

PROXY STATEMENT

        FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2016

April 29, 2016

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG," the "Company," "we" or "us") for use at our 2016 Annual Meeting of Stockholders to be held on Tuesday, June 14, 2016, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time), at the Company's London office at 35 Park Lane, London W1K 1RB, United Kingdom, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to elect eight directors, approve, by a non-binding advisory vote, the compensation of the Company's named executive officers (as defined in the "Executive Compensation Tables" section of this Proxy Statement), ratify the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the current fiscal year and consider and act upon any other matters properly brought before them.

        Important Notice Regarding the Internet Availability of Proxy Materials.    This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission ("SEC") rules. On or about April 29, 2016, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2015 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2015 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        Stockholders of record of the Company's common stock at the close of business on the record date of April 15, 2016 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were 53,811,454 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of establishing a quorum but will not be considered as votes cast on any matter.

        A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients' proxies only on matters deemed "routine" by the New York Stock Exchange.

        At this year's Annual Meeting, the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are non-routine matters, and only the ratification of our auditors (Proposal 3) is a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

        Stockholders are requested to submit a proxy by Internet or telephone, or by returning a completed, signed and dated proxy card or voting instruction form. If you vote by Internet or telephone, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the advisory vote on executive compensation, and FOR the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

        A stockholder of record may revoke a proxy at any time before it has been voted by filing a written revocation with the Secretary of the Company at the Company's principal executive offices, 777 South Flagler Drive, West Palm Beach, Florida 33401-6152; by submitting a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted by Internet or telephone may also change his or her vote with a timely and valid later Internet or telephone vote. Any stockholder of record as of the record date may attend the Annual Meeting whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

        A stockholder may vote in person at the Annual Meeting upon presenting picture identification and any one of the following: an account statement, the Notice or a proxy card. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker in order to vote in person, and you must bring a brokerage statement or letter from your broker, bank or other intermediary reflecting stock ownership. The address of the Company's London office is set forth above for stockholders who plan to vote in person at the Annual Meeting.

 PROXY STATEMENT SUMMARY

        This summary highlights certain information from our Proxy Statement for the 2016 Annual Meeting of Stockholders. You should read the entire Proxy Statement carefully before voting.

2016 Annual Meeting of Stockholders

Meeting Information	Agenda Items	Recommendation	Additional Detail
June 14, 2016	Proposal 1— Election of Directors	• FOR each Nominee	• Page 7

2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time)	Proposal 2 —Advisory Vote to Approve Executive Compensation (Say-on-Pay)	• FOR	• Page 62

Affiliated Managers Group, Ltd. 35 Park Lane, London W1K 1RB United Kingdom Record Date: April 15, 2016	Proposal 3 —Ratification of Independent Registered Public Accounting Firm for 2016	• FOR	• Page 63

Governance Highlights

Active Board Refreshment	• New Lead Independent Director in 2015 • New chairs of all Board committees in 2015 • Three new directors since 2012	• Average director tenure of seven years • Average director age of 54

Highly Independent Board of Directors	• Seven of our eight directors are independent	• All Board committees are 100% independent

Strong Lead Independent Director	• Active Lead Independent Director with expansive duties	• New appointment in 2015

Frequent Executive Sessions	• Independent directors meet regularly without management, led by our Lead Independent Director	• Executive sessions include Board and committee annual self-assessments

No Overboarding	• Only three directors serving on boards of other public companies	• No director serves on more than two boards of other public companies

Equity Ownership Guidelines	• 10x annual base salary for our Chairman and Chief Executive Officer	• 7x annual base salary for all other NEOs • 5x annual base fees for non-executive directors

Diverse and Engaged Board	• Directors bring a wide array of qualifications, skills and attributes to our Board, strengthening its ability to carry out its oversight role on behalf of stockholders	• See Director Experience and Skills Overview on page 8 • Each director had an attendance rate at Board and committee meetings of at least 96% in 2015

Accountability	• Annual election of directors at majority vote standard; plurality carve-out for contested elections • No staggered board or poison pill • All directors re-elected by at least 98% of votes in 2015

•

Active stockholder engagement—meetings on governance topics with approximately 1/3 of voting shares in 2015-2016 year-to-date

•

Expanded outreach effort to discuss corporate governance issues with institutional investors instituted in 2015

Risk Management Oversight	• Board has principal responsibility for oversight of our risk management process • Majority of directors have extensive background and experience in risk management	• Board recognition of impact of ESG factors; eight Affiliates are signatories to the United Nations Principles of Responsible Investing (UNPRI)

2015 Performance Highlights

Record Financial Results	Strong annual growth across all key financial metrics against a challenging market backdrop

•

Relative Results— Compound annual growth rates across all key financial metrics, including industry-leading earnings growth, outpaced the 75th percentile of our Peer Group for the 1-, 3- and 5-year periods

•

Financial Results— Record levels across all key metrics in 2015, including GAAP net income, GAAP earnings per share, Economic net income, Economic earnings per share, EBITDA, and year-end pro forma AUM

•

Earnings Growth Rates— 3- and 5-year compound annual growth rates remained outstanding across all financial metrics

•

Strong results in a challenging environment— Results were particularly strong when viewed against the challenging environment for asset managers, which was impacted by market declines and industry-wide net outflows of actively-managed client assets, contributing to weak stockholder returns across the sector

Key financial metrics: highest annual levels in Company history

•

GAAP net income of $516.0 million— an increase of 14% over the prior year, and compound annual growth rates of 44% and 30% over the 3- and 5-year periods

•

GAAP earnings per share of $9.28— an increase of 16% over the prior year, and compound annual growth rates of 41% and 27% over the 3- and 5-year periods

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Economic net income of $691.2 million— an increase of 7% over the prior year, and compound annual growth rates of 19% and 18% over the 3- and 5-year periods

•

Economic earnings per share of $12.55— an increase of 10% over the prior year, and compound annual growth rates of 18% and 16% over the 3- and 5-year periods

•

EBITDA of $942.2 million— an increase of 5% over the prior year, and compound annual growth rates of 20% and 18% over the 3- and 5-year periods

•

Pro forma AUM of $628 billion as of year-end— an increase over the prior year against a challenging market backdrop, and compound annual growth rates of 13% and 14% over the 3- and 5-year periods

Strong Long-Term Stockholder Value Creation	Relative Stock Performance

•

Long-term stock performance significantly outpaced 75% of our Peer Group over the past five years

•

Stock underperformed our Peer Group average in 2015, though stock has outperformed 100% of the Peer Group in 2016 year-to-date

Absolute Stock Performance

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At 12/31/15, stockholder returns of +23% and +61% over the 3- and 5-year periods; +920% since IPO (through 2016 year-to-date, returns of approximately +35%, +75% and +1010% over each respective period)

•

Stock declined -25% in 2015, reflecting the challenging market environment for the asset management industry; however, has increased approximately 10% in 2016 year-to-date

Excellent Strategic Performance	Successful execution of product and global distribution strategies

•

Affiliates continue to generate outstanding relative investment performance, in addition to numerous awards for investment excellence

•

Global Distribution generated significant gross sales, winning new mandates in every coverage region globally

Outstanding capital deployment in new Affiliate investments

•

Completed six new investments in 2015 and 2016 year-to-date, enhancing AMG's geographic diversity and position in global and alternative strategies

Strong execution of capital management strategy

•

Strengthened our balance sheet and lowered cost of capital, while simultaneously returning capital to stockholders and funding substantial new Affiliate investments

Compensation Program Overview

Compensation Governance Practices
What we do	What we don't do

•

Annual Say-on-Pay vote

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Caps on Performance-Based Incentive Compensation of each NEO, including the CEO

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Equity ownership guidelines for NEOs and directors

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Double-trigger vesting upon change in control

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Clawback policy

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Mitigation of the dilutive impact of equity awards through share repurchases

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Significant portion of variable compensation is performance-based equity awards tied to key business metrics

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No employment agreements with any U.S.-based NEOs, including the CEO

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No golden parachute change in control agreements with executives

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No tax reimbursements or gross-ups for perquisites

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No hedging or pledging of AMG securities by directors or officers

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No option re-pricing or buy-outs of underwater stock options

•

No option grants with exercise price below grant date stock price

•

No excessive perquisites

97% of stockholder votes cast were in favor of NEO compensation in 2015 Say-on-Pay vote
Compensation Program Highlights
Our Core Compensation Objectives	Recent enhancements to compensation program

•

Closely aligning executive compensation with Company performance

•

Attracting, retaining and motivating key members of senior management

•

Compensating executives based on a combination of Company performance and individual performance

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Focusing executives on long-term performance with deferred equity awards

•

Avoiding incentives that might encourage excessive risk-taking

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Use of a weighted Performance Assessment for determining annual NEO Performance-Based Incentive Compensation, assessing (i) financial results, (ii) stock performance and (iii) strategic accomplishments for the year

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Introduction of caps on Performance-Based Incentive Compensation of all NEOs, including the CEO

•

Increasing transparency of the compensation determination process for all NEOs

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Evolving equity award structures, to further our compensation program philosophy of aligning pay with performance

2015 Compensation Summary
•
CEO Performance-Based Incentive Compensation declined 19% from compensation levels in 2014—and total NEO Performance-Based Incentive Compensation decreased 17% year over year—reflecting our compensation program philosophy of aligning pay with performance

•
95% of CEO Total Direct Compensation was Performance-Based Incentive Compensation

•
73% of CEO Performance-Based Incentive Compensation was in the form of long-term deferred equity awards vesting over multiple years, approximately 33% of which was in the form of Long-Term Growth Achievement Awards with delivery tied to earnings growth measured on a relative and absolute basis
•
The Compensation Committee's Performance Assessment recognized the Company's exceptional performance in both the financial performance and strategic accomplishments categories

•
The Compensation Committee also considered the decline in the Company's stock price during 2015, which reflected a challenging market environment for the asset management industry, which contributed to weak stockholder returns across the sector

Note: Stock price performance and CAGRs calculated beginning on 12/31/2010. AMG 2015 CEO Compensation includes long-term equity earned for performance during 2015; see "Supplemental Table—Compensation Earned in Fiscal 2015" below for information regarding differences from the Summary Compensation Table.

Supplemental Table—Compensation Earned in Fiscal 2015

          The following table sets forth the 2015 compensation results for our NEOs. This table includes equity awards granted to our NEOs in February 2016 in recognition of 2015 performance, and excludes equity awards granted in January of 2015 in recognition of 2014 performance, to better demonstrate how we evaluate and compensate our NEOs. These amounts differ from the compensation reported in the Summary Compensation Table because SEC rules governing the reporting of compensation in that table require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. Please refer to the "Executive Compensation Tables" and "Equity Grant Policy" sections of this Proxy Statement for additional information.

Name and Principal Position	Salary	Cash Bonus	Long-Term Deferred Equity Awards	2015 Long-Term Growth Achievement Awards	All Other Compensation	Total 2015 Compensation Earned
Sean M. Healey Chairman and Chief Executive Officer	$750,000	$3,850,000	$6,575,000	$3,575,000	$156,689	$14,906,689
Nathaniel Dalton President and Chief Operating Officer	$500,000	$2,300,000	$3,950,000	$2,100,000	$49,631	$8,899,631
Jay C. Horgen Chief Financial Officer and Treasurer	$500,000	$1,950,000	$2,940,000	$1,600,000	$62,356	$7,052,356
Andrew Dyson Head of Global Distribution	$403,550	$1,538,230	$1,445,000	$780,000	$39,346	$4,206,126
David M. Billings General Counsel and Secretary	$400,000	$1,400,000	$585,000	$315,000	$31,294	$2,731,294

 PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our Board of Directors currently consists of eight members. At the Annual Meeting, eight directors are expected to be elected to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated Messrs. Samuel T. Byrne, Dwight D. Churchill, Glenn Earle, Niall Ferguson, Sean M. Healey, Patrick T. Ryan and Jide J. Zeitlin, and Ms. Tracy P. Palandjian (collectively, the "Nominees") to serve as directors. Each of the Nominees is currently serving as a director of the Company. As more fully discussed below in the "Corporate Governance Matters and Meetings of the Board of Directors and Committees" section of this Proxy Statement, the Board of Directors has determined that seven of its eight Nominees, Messrs. Byrne, Churchill, Earle, Ferguson, Ryan and Zeitlin, and Ms. Palandjian, have no material relationship with the Company and are independent for purposes of New York Stock Exchange ("NYSE") listing standards. The Board of Directors expects that each of the Nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

        The Company's amended and restated by-laws (the "By-laws") provide for majority voting in uncontested director elections. Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for the election of directors will be a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.

        Under our Corporate Governance Guidelines, the Nominating and Governance Committee has established procedures for any director who is not elected to tender his or her offer to resign. Upon receiving the director's offer to resign, the Nominating and Governance Committee will recommend to the Board of Directors whether to accept or reject the offer to resign, or whether other action should be taken. The Nominating and Governance Committee and the Board of Directors, in making their decisions, may consider any factor or information that they deem relevant. The Board of Directors, taking into account the Nominating and Governance Committee's recommendation, will act on the tendered resignation within ninety days following certification of the election results. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding his or her resignation.

Recommendation of the Board of Directors

        The Board of Directors believes that the election of each of the Nominees is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that stockholders vote FOR the election of each of the Nominees.

Information Regarding the Nominees

        The following table sets forth the name, age (as of April 1, 2016), tenure and other information of each Nominee, along with the committees of the Board of Directors on which each Nominee currently serves.

Director Nominee Information: Committee Memberships

Name	Age	Compensation Committee	Nominating and Governance Committee	Audit Committee	Independence	Tenure (Years)	Other Public Boards
Samuel T. Byrne	51	✓	✓	✓	✓	7	—

Dwight D. Churchill	62			✓ (Chair)	✓	6	—

Glenn Earle	58			✓	✓	1	1

Niall Ferguson	51		✓		✓	2	—

Sean M. Healey Chairman and CEO	54					15	—

Tracy P. Palandjian	45		✓	✓	✓	4	—

Patrick T. Ryan Lead Independent Director	57	✓	✓ (Chair)	✓	✓	11	1

Jide J. Zeitlin	52	✓ (Chair)			✓	10	2

	Average Age = 54	100% Independent; New Chair in 2015	100% Independent; New Chair in 2015	100% Independent; 100% Financial Experts; New Chair in 2015	7 of 8 Directors are Independent	Average Tenure = ~7 years	No Overboarding

        The Nominees bring a wide array of qualifications, skills and attributes to our Board of Directors that strengthen the Board of Director's ability to carry out its oversight role on behalf of our stockholders. The most relevant of these qualifications and skills are summarized in the table below:

Director Experience and Skills Overview

Financial, accounting, or financial reporting	We use a broad set of financial metrics to measure our operating and strategic performance. Accurate financial reporting and rigorous auditing are critical to our success. We seek to have a number of directors who qualify as audit committee financial experts, and expect all of our directors to have an understanding of finance and financial reporting processes.	8 of 8 Directors

Investment management	Directors with investment management experience provide the Board with an enhanced understanding and assessment of our business strategy and bring valuable perspective on issues that are uniquely relevant to our industry.	6 of 8 Directors

Global business	Our continued success depends in part on the sustained growth of our international operations, and we seek directors with global business experience, including managing and growing organizations worldwide.	6 of 8 Directors

Leadership	We seek directors who have held significant leadership positions, as we believe this experience provides directors with a practical understanding of organizations, processes, strategy, risk management and other factors that promote growth.	8 of 8 Directors

Other public company board experience	Directors with experience serving on other public company boards provide valuable operations and management perspectives, which strengthen our Board's ability to oversee and advise management. Further, these directors bring to our Board valuable insights on corporate governance trends and practices and other issues affecting public companies generally.	3 of 8 Directors

Public policy and government affairs	We and our Affiliates operate in a highly regulated industry and are directly affected by governmental actions and socioeconomic trends, and, therefore, we seek directors with experience with governmental, regulatory and related organizations.	4 of 8 Directors

Risk management and compliance	Risk management is critical to the success of our business, and we seek directors with regulatory and compliance expertise, as well as experience managing and overseeing risk in public and private companies and in other contexts.	6 of 8 Directors

Environmental, social and governance	Directors who have experience in managing environmental, sustainability and social issues are able to assist the Board in overseeing and advising management to ensure that strategic business imperatives and long-term value creation for stockholders are achieved within a responsible, sustainable business plan.	4 of 8 Directors

Operational	We believe that directors with experience in operations are able to assess and advise management on the formulation and execution of our business strategy.	6 of 8 Directors

        The following biographical summaries provide additional information on the business experience, principal occupation and past employment and directorships of each Nominee during at least the last five years.

Director Biographical Information

Samuel T. Byrne
Samuel T. Byrne has been a director of the Company since October 2009. Mr. Byrne is a Managing Partner and co-founder of CrossHarbor Capital Partners LLC, a leading alternative investment management firm specializing in real estate, as well as distressed securities and private equity. The firm manages institutional capital on behalf of investors globally, including public pension systems, endowments, and foreign institutions such as sovereign wealth funds. Before founding CrossHarbor Capital Partners, Mr. Byrne served as a management consultant advising on corporate restructurings and bankruptcy matters. Prior to that, he was a portfolio manager at Fleet Financial Group and Bank of New England. Mr. Byrne currently serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum. We believe that Mr. Byrne's qualifications to serve on our Board of Directors include his extensive investment management experience, including his particular expertise in private equity and real estate.

Dwight D. Churchill
Dwight D. Churchill has been a director of the Company since February 2010. Mr. Churchill held a number of senior positions at Fidelity Investments before retiring from the firm in 2009. Having joined Fidelity in 1993, he served as the head of the Fixed Income Division, head of Equity Portfolio Management and President of Investment Services. While at Fidelity, Mr. Churchill also served as the elected chair of the Board of Governors for the CFA Institute, a 135,000-member association previously known as the Association for Investment Management & Research, and from June 2014 to January 2015 he served as interim President and Chief Executive Officer at the CFA Institute. Prior to joining Fidelity, Mr. Churchill served as a Managing Director of Prudential Financial, Inc., and as President and Chief Executive Officer of CSI Asset Management, Inc., a subsidiary of Prudential Financial, Inc., and held senior roles at Loomis, Sayles & Company and the Ohio Public Employees Retirement System. Mr. Churchill currently serves on the Board of Trustees and the Audit Committee of State Street Global Advisors SPDR ETF Mutual Funds, the Board of Trustees of the Currier Museum of Art, and as a staff consultant at The Public Employees Retirement System of Idaho. We believe that Mr. Churchill's qualifications to serve on our Board of Directors include his extensive experience in the investment management industry, including his oversight of internal controls, financial reporting and accounting procedures.

Glenn Earle
Glenn Earle has been a director of the Company since April 2015. Mr. Earle is a member of the Board of Directors of Fiat Chrysler Automobiles N.V. and of the privately-owned Rothesay Life Group, and is a non-executive member of the Advisory Committee of Hayfin Capital Management LLP. Mr. Earle is also Deputy Chairman of educational charity Teach First and a Board Member and Trustee of the Royal National Theatre. He retired in December 2011 from Goldman Sachs International, where he was most recently a Managing Director and the Chief Operating Officer. He was also Chief Executive of Goldman Sachs International Bank and his other responsibilities included Co-Chairmanship of the Firm's Global Commitments and Capital Committees and membership of the Goldman Sachs International Executive Committee. He previously worked at Goldman Sachs in various roles in New York, Frankfurt and London from 1987, becoming a Partner in 1996. From 1979 to 1985, he worked in the Latin America Department at Grindlays Bank/ANZ in London and New York, leaving as a Vice President. His previous responsibilities include membership of the Board of Trustees of the Goldman Sachs Foundation and of the Ministerial Task Force for Gifted and Talented Youth, and Chairmanship of the Advisory Board of Cambridge University Judge Business School. We believe that Mr. Earle's qualifications to serve on our Board of Directors include his extensive experience as a senior executive in a leading investment bank, as well as his service on the boards of other public and private companies.

Niall Ferguson
Niall Ferguson has been a director of the Company since April 2014. Mr. Ferguson is a Senior Fellow at the Hoover Institution, Stanford University, and previously was the Laurence A. Tisch Professor of History at Harvard University. He is also a Visiting Professor at Tsinghua University in Beijing. Mr. Ferguson is a frequent commentator on contemporary and historical politics and economics and has published fourteen award-winning books, including most recently "Kissinger: 1923-1968: The Idealist," "The Ascent of Money," "Civilization: The West and the Rest" and "The Great Degeneration: How Institutions Decay and Economies Die." In 2009, his six-part television series "The Ascent of Money" won the International Emmy for Best Documentary. Mr. Ferguson was the Philippe Roman Visiting Professor at the London School of Economics from 2010 to 2011 and the BBC Reith Lecturer for 2012. In 2010, he won the Benjamin Franklin Award for Public Service, in 2012 the Hayek Prize for Lifetime Achievement and in 2013 the Ludwig Erhard Prize for Economic Journalism. Mr. Ferguson is a member of the Board of Trustees of the New York Historical Society, a Managing Director at Greenmantle, a macroeconomic and geopolitical advisory firm that he founded, and a member of the Board of Directors of Chimerica Media, a film company that he also founded. We believe that Mr. Ferguson's qualifications to serve on our Board of Directors include his extensive macroeconomic and geopolitical expertise and influence around the globe.

Sean M. Healey Chairman and Chief Executive Officer
Sean M. Healey is the Company's Chairman and Chief Executive Officer, roles he has served in since January 2011 and January 2005, respectively. Mr. Healey previously served as President and Chief Operating Officer of the Company. Mr. Healey has been a director of the Company since May 2001. Prior to joining the Company in 1995, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. He serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum, and as a member of the Council on Foreign Relations, the Visiting Committee of the Harvard Law School, and the Board of Trustees of the International Game Fish Association. In 2006, Mr. Healey received a presidential appointment to serve on the President's Export Council, the nation's principal advisory committee on international trade. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin, and an A.B. from Harvard College. We believe that Mr. Healey's qualifications to serve on our Board of Directors include his direct knowledge of the Company's strategy and operations through his service as Chief Executive Officer of the Company and his extensive experience in the financial services and investment management industries, including over two decades of experience in investing in asset management firms.

Tracy P. Palandjian
Tracy P. Palandjian has been a director of the Company since March 2012. Ms. Palandjian is the Chief Executive Officer and co-founder of Social Finance, Inc., a nonprofit organization focused on developing and managing investments that generate social impact and financial return. Prior to establishing Social Finance, Ms. Palandjian served as a Managing Director at The Parthenon Group, a global strategy consulting firm. At Parthenon, she established and led the Nonprofit Practice and consulted to foundations and nonprofit organizations on strategy development, mission definition, corporate social responsibility and knowledge and innovation in the U.S. and globally. Prior to Parthenon, Ms. Palandjian worked at McKinsey & Company and at Wellington Management Company, LLP. Ms. Palandjian is currently Co-Chair of the United States National Advisory Board to the G8 Social Impact Investment Task Force and a member of the Board of Overseers at Harvard University. She also serves on the Boards of the Surdna Foundation and Facing History and Ourselves, and on the Investment Committee of Milton Academy. We believe that Ms. Palandjian's qualifications to serve on our Board of Directors include her extensive global financial management, consulting and advisory experience.

Patrick T. Ryan Lead Independent Director
Patrick T. Ryan has been a director of the Company since July 2005, and has served as Lead Independent Director since February 2015. Mr. Ryan currently serves as Chief Executive Officer and a member of the Board of Directors of Press Ganey Holdings, Inc., a company specializing in health care performance improvement. Prior to Press Ganey, Mr. Ryan worked with SV Life Sciences as a Venture Partner from 2009 to 2012, and served as Chairman and Chief Executive Officer of The Broadlane Group from 2008 until its acquisition by MedAssets Inc. in 2010. Following such acquisition, Mr. Ryan served on the Board of Directors and in the interim role of President of Spend and Clinical Resource Management through the completion of the integration in May 2011. From 2004 to 2007, Mr. Ryan served as Chief Executive Officer and as a member of the Board of Directors of PolyMedica Corporation, a direct to consumer provider of health care products and services for individuals with chronic diseases, until its sale to Medco Health Solutions, Inc. Before joining PolyMedica, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis Inc., a dialysis provider, until its acquisition by DaVita Inc. in 2004. Previously, Mr. Ryan has served as a partner at Westways Ventures, a firm specializing in the strategic development of companies in the healthcare and consumer sectors, as President and Chief Executive Officer of PrincipalCare Inc., a company specializing in women's healthcare, as President and Chief Executive Officer of ImageAmerica, Inc., a diagnostic imaging services company, as Co-Founder and President of R.B. Diagnostics, a diagnostic imaging services company, and on the Board of Directors of Hill Rom Holdings, Inc. Mr. Ryan is also a former member of the Massachusetts Hospital Association's Committee on Governance and previously served on the Boards of Trustees of the Beth Israel Deaconess Medical Center, Lahey Clinic and Atrius Health. We believe Mr. Ryan's qualifications to serve on our Board of Directors include his substantial executive management experience at several public and private companies.

Jide J. Zeitlin
Jide J. Zeitlin has been a director of the Company since January 2006. Mr. Zeitlin is a private investor with interests in Asia, the Middle East and Africa. He formerly served as a Partner at Goldman, Sachs & Co., where he held a number of senior management positions in the investment banking division, including that of Global Chief Operating Officer. He also served in the firm's executive office. Mr. Zeitlin joined Goldman Sachs in 1987, became a Partner in 1996 and retired from the firm in December 2005. Mr. Zeitlin serves as a member of the Harvard Business School Board of Dean's Advisors, and of the boards of the Doris Duke Charitable Foundation, the Montefiore Medical Center, Playwrights Horizons and Saint Ann's School. He is Chairman Emeritus of Amherst College and a Fellow at the Aspen Global Leadership Network, and formerly served on the boards of Milton Academy, Teach for America, the Nigeria Sovereign Investment Authority and Common Ground Community. Mr. Zeitlin also serves as the Chairman of the Board of Directors and as Chair of the Governance and Nominations Committee of Coach, Inc., a designer and marketer of premium handbags and accessories, and serves on the Board of Directors of Vascular Biogenics, Ltd. We believe Mr. Zeitlin's qualifications to serve on our Board of Directors include his substantial experience as a senior executive in a leading investment bank, as well as his extensive service in board capacities at numerous organizations.

Corporate Governance Matters and Meetings of the Board of Directors and Committees

        The Board of Directors and management regularly review best practices in corporate governance and modify our corporate governance policies and practices as warranted. Our current best practices include:

Governance Highlights

Independence	• Seven of our eight directors are independent • Our Chairman and Chief Executive Officer is the only management director • All Board committees are composed exclusively of independent directors

Lead Independent Director	• Active Lead Independent Director with expansive duties • New appointment in 2015

Executive Sessions	• The independent directors regularly meet without management present, led by our Lead Independent Director • Executive sessions include Board and committee annual self-assessments

No Overboarding

•

Nominating and Governance Committee assesses director time commitments in reviewing nominee candidates; directors must notify the committee before accepting board or committee seats at other for-profit companies

•

Currently only three directors serve on the boards of other public companies, and none serves on more than two

Board Oversight of Risk Management	• Our Board has principal responsibility for oversight of our risk management process and understanding the overall risk profile of the Company

Minimum Equity Ownership Guidelines	• 10x annual base salary for our Chairman and Chief Executive Officer • 7x annual base salary for all other named executive officers • 5x annual base fees for non-executive directors

Board Practices

•

Board conducts an annual self-assessment process coordinated by our Lead Independent Director

•

Nomination policies are adjusted to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience

Accountability

•

Directors are elected annually by a majority of votes cast (with a plurality carve-out for contested elections)

•

Each director is required to tender their resignation if he or she fails to receive a majority of votes in an uncontested election

•

All directors were re-elected by at least 98% of votes in 2015 election

Board Engagement	• Each director had an attendance rate at Board and committee meetings of at least 96% in 2015 • 25 Board and committee meetings in 2015

        Board of Directors:    During 2015, the full Board of Directors met six times. Each incumbent member of the Board of Directors in 2015 attended at least 96% of the total number of meetings of (i) the Board of Directors and (ii) all standing committees of the Board of Directors on which such director served. We do not have a formal policy regarding director attendance at our Annual Meeting of Stockholders. One director attended the 2015 Annual Meeting of Stockholders.

        At least annually, the Board of Directors evaluates the independence of our directors in light of the standards established by NYSE. A majority of our Board of Directors must be independent within the meaning of NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors affirmatively determined that seven of our eight current directors, Messrs. Byrne, Churchill, Earle, Ferguson, Ryan and Zeitlin, and Ms. Palandjian, are "independent" for purposes of NYSE listing standards. The Board of Directors made these determinations based upon individual evaluations of each director's employment or board of directors affiliations, compensation history, and any commercial, family or other relationships. There were no transactions between any non-executive director and the Company for the Board of Director's consideration in determining the independence of any non-executive director. Members of the Board of Directors also serve as directors, trustees or in similar capacities (but not as executive officers or employees) for non-profit organizations to which we may make charitable contributions from time to time. Contributions to these organizations did not exceed either $120,000 or 1% of each of those organizations' annual consolidated gross revenues during their last completed fiscal years.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Only independent directors within the meaning of NYSE listing standards serve on these committees. Each such committee acts pursuant to a written charter adopted by the respective committee. A description of each committee is set forth below.

        Audit Committee:    The Audit Committee currently consists of Messrs. Byrne, Churchill, Earle and Ryan, and Ms. Palandjian, with Mr. Churchill serving as Chair since January 2015. Each of the members meets the independence standards applicable to audit committees under the Sarbanes-Oxley Act of 2002 and NYSE listing standards and is an audit committee financial expert, as defined by the SEC. The Audit Committee's purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee met eight times during 2015. Other members of the Board of Directors attend Audit Committee meetings from time to time at the invitation of the Audit Committee.

        Compensation Committee:    The Compensation Committee currently consists of Messrs. Byrne, Ryan and Zeitlin, with Mr. Zeitlin serving as Chair since February 2015. Each member meets the independence requirements applicable to the Compensation Committee under NYSE listing standards. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the Compensation Committee also administers our stock option and incentive plans. The Compensation Committee met six times during 2015. Other members of the Board of Directors attend Compensation Committee meetings from time to time at the invitation of the Compensation Committee.

        Nominating and Governance Committee:    The Nominating and Governance Committee currently consists of Messrs. Byrne, Ferguson and Ryan, and Ms. Palandjian, with Mr. Ryan serving as Chair since February 2015. The Nominating and Governance Committee is primarily responsible for recommending criteria to the Board of Directors for Board and committee membership, identifying and evaluating director candidates, overseeing the annual self-assessment of the Board of Directors and its committees and of the Chairman and Chief Executive Officer, and maintaining our Corporate Governance Guidelines. The Nominating and Governance Committee met five times during 2015. Other members of the Board of Directors attend Nominating and Governance Committee meetings from time to time at the invitation of the Nominating and Governance Committee.

        The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including directors, executive officers and third-party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the requirements set forth in the By-laws, including those discussed in the "Other Matters—Stockholder Proposals" section of this Proxy Statement, and any procedures established from time to time by the Nominating and Governance Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case-by-case basis, to the extent they may arise.

        The Board of Directors believes that a diverse mix of perspectives and expertise enhances its overall effectiveness. When considering candidates for directorship, the Nominating and Governance Committee takes into account a number of factors, including the following qualifications: the nominee shall have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary (in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. In addition, the Nominating and Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then current composition of the Board of Directors, including such factors as business experience, international background, diversity and knowledge of the financial services industry in general and the asset management industry in particular. In considering diversity, the Nominating and Governance Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Nominating and Governance Committee does not have a formal policy regarding diversity in identifying nominees for a directorship, but rather considers it among the various factors relevant to the consideration of any particular nominee. The Nominating and Governance Committee reviews our Corporate Governance Guidelines at least annually to ensure that we continue to meet best corporate governance practice standards.

        The current Board of Directors comprises individuals with a substantial variety of skills and expertise, including with respect to investment management across the capital markets; real estate; private equity; international business; academia and not-for-profit organizations. The Nominating and Governance Committee believes it is important to maintain a mix of experienced directors with a deep understanding of the Company and newer directors who bring a fresh perspective. The following highlights characterize our current Board of Directors:

• New Lead Independent Director in 2015	• Average director tenure of seven years
• New chairs of all Board committees in 2015	• Average director age of 54
• Three new directors since 2012

        Board Size:    The Nominating and Governance Committee assesses the size and composition of the Board of Directors each year. Consistent with our Corporate Governance Guidelines, the Nominating and Governance Committee believes that our Board of Directors' current size is appropriate, given the size and complexity of the Company and the markets in which we operate. Over the last 20 years, the Board of Directors' size has ranged from five to ten directors, a range the Nominating and Governance Committee believes has served the Company and its stockholders well. Consistent with this historical approach, there are currently eight directors serving on the Board of Directors.

        Executive Sessions of Non-management Directors:    Our non-management directors regularly meet in scheduled executive sessions without management present. In accordance with the charter of the Nominating and Governance Committee and the By-laws, Mr. Ryan, the Chair of the Nominating and Governance Committee, also serves as the Lead Independent Director calling and chairing the executive sessions, including during the annual Board of Directors offsite, and communicating with Mr. Healey, the Chairman and Chief Executive Officer.

        Board and Committee Self-Assessments:    We recognize the critical role that Board of Directors and committee evaluations play in ensuring the effective functioning of our Board of Directors. To this end, the Lead Independent Director, supported by our Nominating and Governance Committee, oversees the annual self-assessment of the Board of Directors, and each of our Board of Directors' committees also annually conducts a self-assessment. Directors assess performance and consider various structural and procedural considerations, including the annual selection process for director nominees and communications and interactions with management generally. The Nominating and Governance Committee periodically reviews the format of the Board of Directors and committee self-assessment processes to ensure that actionable feedback is solicited on the operation of the Board of Directors and director performance. The table set forth below provides a general overview of the annual self-assessment processes.

Board and Committee Self-Assessment Processes

Questionnaire	• Evaluation questionnaire solicits director feedback on a variety of procedural and substantive topics

Executive Session	• Executive session discussion of Board and committee self-assessments led by our Lead Independent Director

Board Summary	• Summary of Board and committee self-assessments results presented by our Lead Independent Director, followed by a discussion of the full Board

Feedback Incorporated	• Policies and practices updated as appropriate, as a result of director feedback

        Chief Executive Officer Evaluation:    The Lead Independent Director oversees an annual performance evaluation of our Chief Executive Officer. As part of this assessment, the Lead Independent Director solicits director feedback on a variety of performance considerations. The Lead Independent Director then synthesizes the directors' feedback and discusses the results with our Chief Executive Officer in a one-on-one meeting. The Lead Independent Director reports on the results of the evaluation at an executive session of the Board of Directors.

        Leadership Structure:    The Board of Directors currently combines the role of Chairman of the Board of Directors with the role of Chief Executive Officer, and this leadership structure is further enhanced by the active involvement of the Lead Independent Director. The Board of Directors regularly reviews this structure, and continues to believe that the combined Chairman and Chief Executive Officer roles, together with a strong Lead Independent Director, is an appropriate and effective leadership structure for the Company. A combined Chief Executive Officer and Chairman focuses leadership, responsibility and accountability in a single person, and facilitates efficient and frequent communication between the Board of Directors and management. The Lead Independent Director position provides for effective checks and balances to ensure the exercise of independent judgment by the Board of Directors and the ability of the independent directors to work effectively in the board setting.

        The Company initiated the Lead Independent Director position in 2004, and Mr. Harold J. Meyerman, a former director, served in that role from its inception through the beginning of 2015. Mr. Ryan assumed the role in February 2015, and continues to serve as the Company's Lead Independent Director. Mr. Ryan was selected as Lead Independent Director given his excellent qualifications, including his extensive executive management experience, particularly in previous chief executive officer roles at several public and private companies, as well as his current role as Chief Executive Officer of Press Ganey Holdings, Inc., a NASDAQ-listed company. As Chief Executive Officer, Mr. Healey brings unparalleled knowledge of the Company's business and operations to his role as Chairman. Mr. Healey is a widely recognized leader in the asset management industry. Mr. Healey joined the Company as a start-up venture, and for over twenty years, his strategic vision and leadership have shaped the Company and driven its long-term success. Similarly, given Mr. Ryan's service to our Board of Directors for over a decade, including service on all of the committees and as chair of several committees during his tenure, the Board of Directors believes that his extensive knowledge of (and participation in the execution of) the Company's corporate strategy over the long-term, along with his executive management experience outside of AMG, position him as an effective and strong Lead Independent Director.

        Recognizing the importance of the Lead Independent Director position to the Company, in 2010 the Board of Directors amended the By-laws to further enhance the responsibilities of the position, providing that the Lead Independent Director would perform many of the functions that an independent chairman would perform. The Lead Independent Director's principal responsibilities include: serving as a key source of communication between the independent directors and the Chairman and Chief Executive Officer; ensuring the flow of appropriate information to and among independent directors; leading, with the assistance of the Nominating and Governance Committee, the Board of Directors' annual self-assessment process and annual performance evaluation of the Chairman and Chief Executive Officer; and coordinating the agenda for and leading executive sessions and meetings of the independent directors.

Lead Independent Director Responsibilities

Board leadership: Provides leadership to the Board in any situation where the Chairman's role may be, or may be perceived to be, in conflict	Board governance processes: In coordination with the Nominating and Governance Committee, guides the Board's governance processes, including leading the annual Board and committee self-assessments

Chairman-independent director liaison: Regularly meets with the Chairman and serves as liaison between the Chairman and the independent directors	Board discussion items: Works with the Chairman to propose major discussion items for the Board's approval

Leadership of executive sessions: Leads quarterly executive sessions of the Board	CEO evaluation: Leads the annual performance evaluation of the Chief Executive Officer

Additional executive sessions: May call additional meetings of the independent directors as needed	Stockholder communications: Available for direct communication with our stockholders

        Risk Oversight:    It is a key responsibility of our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer, General Counsel and other members of our senior management team to identify, assess and manage the Company's exposure to risk. The Board of Directors plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that one of the primary responsibilities of the Audit Committee is the discussion of the Company's financial risks and steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management policies. The Audit Committee regularly discusses with management and the Company's independent auditors the Company's risk assessment and risk management processes, including major risk exposures, risk mitigants and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Furthermore, the Audit Committee and the Board of Directors as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them, including reports regarding the Company's business and operations. Management also reports to the Audit Committee and the Board of Directors regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory and other conditions, including those related to privacy and data security.

        The Board of Directors recognizes that environmental, social and governance ("ESG") factors could potentially impact the Company's business and operations. Our Affiliates also consider ESG factors, and eight of our Affiliates are signatories to the United Nations Principles of Responsible Investing (UNPRI), a global network committed to the development of a more sustainable global financial system.

        Related Person Transaction Oversight:    Pursuant to its charter, the Audit Committee is responsible for reviewing any possible related person transaction identified by management or other directors and, in accordance with this authority, has determined that there have been no related person transactions requiring disclosure under Item 404(a) of Regulation S-K other than those discussed below under the caption "Other Matters—Related Person Transactions."

        Policies and Procedures Regarding Related Person Transactions:    Under the Company's written policy regarding related person transactions, the Audit Committee must approve all "related person transactions." A related person transaction is any transaction that is reportable by the Company under paragraph (a) of Item 404 of Regulation S-K in which the Company or one of its wholly-owned subsidiaries or majority-owned Affiliates is or will be a participant and the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, any person known to the Company to be a beneficial owner of 5% or more of its voting securities or an immediate family member of any of the foregoing has or will have a direct or indirect material interest. Pursuant to the policy, potential related person transactions are reported to the General Counsel who evaluates the potential transaction to determine whether it is a potential related person transaction. If it is, the General Counsel reports the potential transaction to the Audit Committee for review. The policy also authorizes the Chair of the Audit Committee to ratify, rescind or take any such other action required with respect to any related person transaction not previously approved or ratified under the policy that comes to the General Counsel's attention. The policy sets forth the standards of review to be considered in deciding whether to approve or ratify related person transactions.

        In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company's director compensation policies and is required to be reported in the Company's proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer) or director or beneficial owner of less than 10% of that company's equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's total annual revenue; (iv) any charitable contribution, grant or endowment by the Company or the Company's charitable foundation to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; and (vii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.

        Compensation Committee Interlocks and Insider Participation:    The members of the Compensation Committee during fiscal year 2015 include those individuals set forth above under "Compensation Committee," along with Mr. Harold J. Meyerman, who served as a member of the Board of Directors and the Compensation Committee until January 2015. No person who served as a member of the Compensation Committee during 2015 has been an officer or employee of the Company or has been involved in any related person transactions. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves (or served during 2015) on the Company's Compensation Committee or Board of Directors.

        Engagement with Our Stockholders:    Since our inception as a public company, we have maintained an active engagement with our stockholders, meeting with them extensively throughout the year as part of our investor outreach. In 2015 and 2016 year-to-date, we held approximately 450 meetings with our stockholders, including a majority of our top 30 stockholders, to discuss the Company's performance and prospects, as well as trends affecting the investment management industry. We also launched a specific outreach effort with our institutional investors in 2015 to discuss corporate governance issues affecting the Company. This involved discussions (mainly in-person) with the corporate governance teams at our largest stockholders, as well as many others, representing in aggregate approximately one-third of our voting shares. Across our stockholder base, there is a wide variety of viewpoints regarding corporate governance issues affecting the Company; topics covered in these meetings included:

Stockholder Engagement

Topics Covered	• Board composition: qualifications, skills and leadership structure
• Board evaluations and refreshment
• Regulatory considerations
• Reputational risk
• Executive compensation policies and design
• Risk management, including cybersecurity
• Corporate governance trends

        Stockholder and Interested Party Communications:    Stockholders and other interested parties may communicate directly with the Board of Directors or the Lead Independent Director as follows:

Stockholder Communications

Board of Directors	Any communications to the full Board of
Directors may be directed to David M.
Billings, General Counsel and Secretary
of the Company, who would, in his
discretion, discuss the communications
with the Board of Directors at a regular
	meeting of the Board of Directors.	David M. Billings Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, Florida 33401-6152

Lead Independent Director	A stockholder or other interested party may communicate directly with Mr. Ryan, the Lead Independent Director, by sending a confidential letter addressed to his attention.	Patrick T. Ryan, Director c/o Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, Florida 33401-6152

        Availability of Corporate Governance Documents:    We maintain a Company website that includes, among other items, the Corporate Governance Guidelines; the Code of Business Conduct and Ethics applicable to all directors, officers and employees; the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and other senior financial officers; the Insider Trading Policy and Procedures applicable to all directors, officers and employees; and the charters for the Audit, Compensation and Nominating and Governance Committees. This information is available on the "Investor Relations" section of our website, www.amg.com, under "Corporate Governance," or for the Committee charters under "Board of Directors," but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Information Regarding Executive Officers of the Company

        The name, age (as of April 1, 2016) and positions of each of our named executive officers, as well as a description of their business experience and past employment during at least the last five years, are set forth below:

Executive Officer Information

Name	Age	Position	Biographical Information

Sean M. Healey	54	Chairman and Chief Executive Officer	For the biographical information of Mr. Healey, see "Information Regarding the Nominees" above.

Nathaniel Dalton	49	President and Chief Operating Officer	Mr. Dalton has served as Chief Operating Officer of the Company since 2006, and was named President in May 2011. Previously, Mr. Dalton served as a Senior Vice President, an Executive Vice President and the General Counsel of the Company. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

Jay C. Horgen	45	Chief Financial Officer and Treasurer	Mr. Horgen has served as Chief Financial Officer and Treasurer of the Company since May 2011. Previously, Mr. Horgen served as Executive Vice President of the Company in New Investments. Prior to joining AMG, Mr. Horgen was a founder and Managing Director of Eastside Partners, a private equity firm. Prior to that, Mr. Horgen served as a Managing Director in the Financial Institutions Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated. From 1993 to 2000, he worked as an investment banker in the Financial Institutions Group at Goldman, Sachs & Co. Mr. Horgen received a B.A. from Yale University.

Andrew Dyson	51	Head of Global Distribution	Mr. Dyson has served as Head of Global Distribution of the Company since 2011, and is responsible for managing the Company's global distribution platform. Prior to joining AMG, Mr. Dyson served as Head of BlackRock's Global Institutional Client Business. In prior roles at BlackRock and Merrill Lynch Investment Managers, Mr. Dyson held senior distribution positions, including Head of the International Institutional Business, and, before that, Head of the Institutional Business for Europe, Middle East, Africa and Asia Pacific. Prior to joining Merrill Lynch in 2001, Mr. Dyson was a worldwide Partner at William M. Mercer, where his roles included Head of U.S. Multinational Investment Consulting and Head of U.K. Pension Fund Investment Consulting. He received an M.A. degree in Mathematics from Cambridge University.

David M. Billings	53	General Counsel and Secretary	Mr. Billings has served as General Counsel and Secretary of the Company since June 2014, and is responsible for the Company's legal, regulatory, compliance and corporate governance functions. Prior to joining AMG, Mr. Billings was a partner at Akin Gump Strauss Hauer & Feld LLP, where he led the firm's investment funds practice in London. He received a J.D. from Harvard Law School and a B.A. with high honors from the University of Virginia.

 Compensation Discussion and Analysis

Executive Summary

        This section provides discussion and analysis of our executive compensation program, including the elements of executive compensation, the 2015 compensation results, the rationale and process for reaching these results, and our compensation governance policies. The compensation results discussed will be those of our Chairman and Chief Executive Officer, Sean M. Healey, and our four other named executive officers.

        The Compensation Committee designs the executive compensation program to align management incentives with long-term stockholder interests. The executive compensation structure reflects this philosophy, with the substantial majority of total annual compensation comprising variable performance-based incentive awards, and with the significant majority in the form of long-term deferred equity. The Committee's compensation determinations for 2015 reflected this approach, and also relied on a formal assessment of our financial results, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis (the "Performance Assessment"). In conducting this Performance Assessment, the Committee recognized the Company's exceptional performance for both the year and over the long term. Led by Mr. Healey and the other named executive officers, against a challenging market backdrop we achieved record operating results across all aspects of our business and executed on key strategic initiatives, including strong relative and long-term organic growth, as well as over $1.2 billion in capital deployed, including over $800 million in new Affiliate investment activity, meaningfully enhancing AMG's strategic position in attractive products and key markets around the world. While AMG's long-term stock performance remains exceptional relative to both the S&P 500® and our Peer Group (defined below), the Committee also considered the challenging market environment for the asset management industry in 2015, which resulted in a median stock price decline of -26% across publicly-traded traditional and alternative asset managers and contributed to the decline in AMG's stock price during the year, on both a relative and absolute basis. As a result, and consistent with our compensation program philosophy of aligning pay with performance, total 2015 compensation for our named executive officers declined relative to the prior year, including a 19% decrease in variable performance-based incentive compensation ("Performance-Based Incentive Compensation") for our Chairman and Chief Executive Officer.

        Throughout this Compensation Discussion and Analysis we discuss the 2015 compensation results for our named executive officers, which include equity awards granted in February 2016 in recognition of 2015 performance, and exclude equity awards granted in January of 2015 in recognition of 2014 performance, to better demonstrate how we evaluate and compensate our named executive officers. These amounts differ from the compensation reported in the Summary Compensation Table because SEC rules governing the reporting of compensation in that table require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. Please refer to the "Executive Compensation Tables" and "Equity Grant Policy" sections of this Proxy Statement for additional information.

Overview of Our Executive Compensation Program Philosophy

        The Compensation Committee has structured our executive compensation program over the long term to further several core objectives, which include the following:

  •
  Closely aligning executive compensation with Company performance in three principal categories: key financial metrics, stockholder value creation and strategic performance criteria

  •
  Attracting, retaining and motivating key members of senior management—especially Mr. Healey, a widely recognized leader in the asset management industry whose vision and leadership have shaped the Company and driven its long-term success

  •
  Compensating executives based on a combination of Company performance—on both a relative and absolute basis—and individual performance

  •
  Focusing executives on long-term performance with deferred equity awards

  •
  Avoiding incentives that might encourage excessive risk-taking

        These objectives inform the design of our compensation program, which includes the following components:

  •
  Awarding fixed and variable Performance-Based Incentive Compensation in an appropriate mix to align management incentives with stockholder value creation

  •
  Performing market comparisons to ensure that our compensation is in line with that of our Peer Group

  •
  Implementing strong compensation governance practices

Stockholder and Proxy Advisory Firm Feedback and Surveys

        At our 2015 Annual Meeting, 97% of stockholder votes cast were in favor of our named executive officer compensation, reflecting strong support for our executive compensation program design and its demonstrated linkage of pay-for-performance. To ensure that our Board of Directors, including the Compensation Committee, is apprised of stockholder and proxy advisory firm views, senior management regularly meets with and surveys these constituents regarding our executive compensation program, including as noted in the "Engagement with Our Stockholders" section of this Proxy Statement. In 2015, we met with senior representatives from Institutional Shareholder Services, Inc. and Glass, Lewis & Co., in addition to the corporate governance teams at our largest stockholders. The Compensation Committee considered the feedback and input of these parties as it made its final compensation determinations for the year. As such, and as with each prior year, this year's compensation determinations reflect enhancements to our compensation program. The enhancements this year were designed to increase transparency of the Committee's compensation determination process for our named executive officers and further evolve equity award structures.

        Our management team continues to communicate with our largest stockholders and proxy advisory firms and follow developments in their methodologies and analyses, to ensure that the Company and our Board of Directors remain apprised of current and potential future developments.

Named Executive Officer Compensation Determination Process

        The Compensation Committee's annual compensation process begins during Committee meetings early in the year and continues throughout the year, with periodic reviews of the Company's financial performance on both a relative and absolute basis and progress on various strategic objectives, as well as discussions regarding the principles and continuing effectiveness of the compensation program. The Committee, including, in particular, the Committee Chair, attends numerous meetings with its independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC ("Shea & Associates"), to consider the compensation of the peer companies set forth in the "Market and Industry Comparison" section of this Proxy Statement (our "Peer Group"), and potential structures for incentive awards. The Committee considers the components of the compensation program (including the mix of compensation elements, market-level compensation and our compensation governance practices) in analyzing the extent to which the program furthers the Committee's objectives of aligning compensation with stockholder value creation while retaining and motivating our executives.

        As part of this process, Shea & Associates regularly provides our Compensation Committee with comprehensive data, including Peer Group long-term equity and total direct compensation, along with analyses of the Company's historical pay levels relative to our Peer Group. Shea & Associates also provides projections regarding general executive compensation market trends among the universe of financial institutions that are relevant competitors for executive talent.

        Following year-end, the Compensation Committee conducts a comprehensive Performance Assessment of the Company's accomplishments during the year and over the long term, on both an absolute basis and relative to our Peer Group, and considers the individual contributions of our senior management team. As part of the continuous evolution of our compensation program, the Committee made further enhancements this year, which were designed to increase transparency of the Committee's compensation determination process for our named executive officers and to further evolve equity award structures. In January 2016, based upon the Performance Assessment, the Compensation Committee made final performance-based incentive cash and equity grant determinations for our named executive officers.

Exhibit 1

2015 Performance Highlights

        The Company's performance highlights for 2015 include record financial results and growth across key areas of our business, as well as the successful execution of key strategic initiatives to position us for future growth.

        The Company's results were particularly strong when viewed against the challenging environment for asset managers in 2015. Ongoing uncertainty regarding the U.S. Federal Reserve's intentions with respect to interest rates; dislocation in commodity prices and emerging markets, particularly China; and concerns regarding a global macroeconomic slowdown contributed to significant market volatility, particularly in the second half of the year, which in turn drove rising risk aversion among investor clients. Across the investment management industry, market declines impacted revenue from asset-based fees (as seen in the -2% decline, year-over-year, among AMG's Peer Group), and lower risk appetite resulted in net outflows of actively-managed client assets. AMG generated strong gross sales during the year, and while our net client cash flows as a percentage of AUM were -0.5%, AMG's Peer Group average organic decay was

-1.4% during 2015. Similarly, stockholder returns across the sector were also weak, with a median stock price decline of -26% across publicly-traded traditional and alternative asset managers. Against this difficult backdrop, the strong execution of AMG's business strategy, and the resultant record levels achieved across key financial metrics, were particularly noteworthy. While AMG's stock price declined during 2015 along with the asset management sector broadly, the Compensation Committee noted that AMG's shareholder return for the calendar year ending December 31, 2015 is a single data point for a specific calendar-year time period, and views AMG's returns over longer-term periods to be more meaningful metrics in evaluating the Company's performance. Notwithstanding AMG's stock price decline during 2015, AMG's stock price has increased approximately 10% in 2016 year-to-date, outperforming 100% of our Peer Group.

  •
  Record results across all key financial metrics:  Strong financial results on both a relative and absolute basis, with increases across all key financial metrics against a challenging market backdrop in 2015, including GAAP net income, GAAP earnings per share, Economic net income, Economic earnings per share, EBITDA and pro forma AUM, to the highest annual levels in Company history

  –
  GAAP net income of $516.0 million, an increase of 14% over the prior year, and compound annual growth rates of 44% and 30% over the 3- and 5-year periods

  –
  GAAP earnings per share of $9.28, an increase of 16% over the prior year, and compound annual growth rates of 41% and 27% over the 3- and 5-year periods

  –
  Economic net income of $691.2 million, an increase of 7% over the prior year, and compound annual growth rates of 19% and 18% over the 3- and 5-year periods

  –
  Economic earnings per share of $12.55, an increase of 10% over the prior year, and compound annual growth rates of 18% and 16% over the 3- and 5-year periods

  –
  EBITDA of $942.2 million, an increase of 5% over the prior year, and compound annual growth rates of 20% and 18% over the 3- and 5-year periods

  –
  AUM of $628 billion as of year-end (pro forma for investments which have since closed), an increase over the prior year against a challenging market backdrop, and compound annual growth rates of 13% and 14% over the 3- and 5-year periods

  •
  Outstanding long-term stockholder value creation:  AMG's stock performance continued to significantly outpace our Peer Group and indices on a long-term basis, notwithstanding the short-term decline in 2015 of -25%, which reflected the challenging market environment for the asset management industry

  –
  Stock performance of +61% and +99% over the trailing 5- and 10-year periods, respectively, significantly outpacing our Peer Group average

  –
  Stock performance of +920% since our IPO, leading our Peer Group and major indices

  •
  Successful execution of our product strategy:  Our strategic focus on active return-oriented products, especially in the areas of global equities and alternatives, along with strong long-term investment performance and alpha generation by our Affiliates in these areas, continues to be a differentiating factor positioning us for future success

  –
  Outstanding long-term performance track records of our Affiliates, in addition to numerous awards for industry-leading investment excellence, including 2015 Smart Beta Manager of the Year, 2015 Fund of Funds of the Year, Best Global Equity Fund, Best Mid-Cap Core Fund, Best Multi-Cap Growth Fund and Best Global Real Estate Fund, awarded by industry publications and providers of data and analytics, such as Lipper, Inc., Dow Jones Financial News and Global Investor / ISF

    –
    Enhanced our active return-oriented product set through the addition of more than 80 new products as a result of the product development and creation capabilities of existing Affiliates and our investments in new Affiliates

  •
  Exceptional long-term organic growth:  Over $120 billion in net client cash flows since 2010, reflecting the outstanding quality of our Affiliates, their excellent long-term investment performance, our unique position in highly attractive product areas, and the ongoing success of our global distribution strategy

  •
  Continued successful execution of our global distribution strategy:  Capitalized on growth opportunities in active return-oriented products by generating significant new business and, together with our Affiliates, continued to build relationships with the largest and most sophisticated clients globally—and also created incremental opportunities for our Affiliates to gain further market share across an increasingly broad range of regions and channels around the world

  –
  Funded a record number of new mandates, as well as numerous expansions of mandates, through every coverage region of our centralized platform, including Europe, the Middle East, Asia and Australia

  –
  Strengthened our global distribution platform, which enhances the growth of existing Affiliates and increases our attractiveness as a potential partner to new Affiliates—in turn increasing the scale, capacity and product diversification of our overall franchise

  •
  Outstanding capital deployment in new Affiliate investments:  New investment activity resulted in a substantial level of capital deployed and a significant volume of activity reviewing investment opportunities and building relationships with prospective Affiliates around the world

  –
  Completed six investments in 2015 and 2016 year-to-date, representing over $800 million in aggregate transaction value

  –
  These new Affiliates further enhanced AMG's strategic position in active return-oriented strategies, providing exposures to innovative new product areas and diversifying exposures to existing product areas

  –
  Conducted over 200 meetings and calls with prospects from more than 15 countries to further cultivate strong relationships with prospective new Affiliates on a global basis, effectively positioning the Company for substantial forward new Affiliate investment opportunities over time

  •
  Strong execution of capital management strategy:  Strengthened our balance sheet, while simultaneously returning capital to stockholders and funding substantial new Affiliate investments

  –
  Added significant capacity and flexibility to execute on our growth strategy through the issuance of $350 million in 10-year senior notes, as well as increased our credit facilities by $150 million to $1.65 billion, both at highly attractive rates

  –
  Deployed over $1.2 billion of capital across new investments and share repurchases in 2015 and 2016 year-to-date

  –
  Enhanced standing with credit rating agencies, including an initial credit rating by Moody's Investors Service of "A3" and an affirmed rating by Standard & Poor's of "BBB+"

  –
  Lowered our cost of capital, including the retirement of $140 million of senior notes

Named Executive Officer Compensation Determination Approach

        The Compensation Committee designs the executive compensation program to align pay with performance. Exhibit 2 provides an overview of our compensation structure, which was used to determine 2015 salary and Performance-Based Incentive Compensation ("Total Direct Compensation") for our Chairman and Chief Executive Officer and also provided the basis for determining the Total Direct

Compensation of our other named executive officers. This structure reflects the Committee's executive compensation program philosophy, with the substantial majority of total annual compensation comprising variable performance-based incentive awards, and the significant majority in the form of deferred equity, closely aligning management incentives with long-term stockholder interests. Consistent with our compensation program approach of aligning pay with performance, our most senior named executive officers typically receive the highest percentage of equity and performance-based awards in alignment with the targeted ranges.

Exhibit 2

        The following is a summary of the key features of the Compensation Committee's determination process, including recent enhancements designed to increase transparency of the Committee's compensation determination process and further evolve equity award structures, supporting our compensation program philosophy of aligning pay with performance:

  •
  Further enhanced the rigor of our Long-Term Growth Achievement Awards:  The 2015 Long-Term Growth Achievement Awards, granted in February 2016 in recognition of 2015 performance, include the following enhancements:

  –
  Rigorous performance measures:  For a given performance period, full delivery of awards to recipients if growth in our key financial measure—Economic earnings per share—exceeds 25%, as measured from a Base Level of $11.45 per share, with delivery of a portion of initial award if growth is between 15% and 25% or if growth exceeds that of the median of our Peer Group

    –
    Forward-looking performance periods:  Achievement of these rigorous performance conditions to be measured based on forward earnings over three-, four- and five-year performance periods, following a cliff vesting date three years from issuance; any portion of the award that does not become exercisable following the performance periods shall be forfeited

    –
    Underlying structure provides secondary performance condition:  The underlying structure of the awards is based on stock options, rather than restricted stock units; should performance conditions and vesting provisions be achieved, named executive officers will only realize value from the awards if the Company's stock price has also increased since the grant date, thereby providing a significant secondary performance condition

  •
  Utilized a performance-based incentive pool to determine all variable Performance-Based Incentive Compensation:  The performance-based incentive pool (the "Incentive Pool") serves as an overall cap on aggregate Performance-Based Incentive Compensation for our named executive officers. The Incentive Pool was established as a percentage of Economic net income, a key operating metric (calculated on a pre-tax, pre-compensation basis, "Adjusted Economic net income"). Consistent with the prior year's methodology, the Committee used the Incentive Pool to determine all Performance-Based Incentive Compensation, including cash bonuses and all equity awards, to continue to align the total amount of Performance-Based Incentive Compensation with Company performance.

  •
  Annual limit on Performance-Based Incentive Compensation for all Named Executive Officers, including the Chairman and Chief Executive Officer:  Consistent with the prior year, the Compensation Committee applied an annual limit on Mr. Healey's Performance-Based Incentive Compensation ("CEO Performance-Based Incentive Compensation") equal to the lesser of $25 million or 40% of the Incentive Pool, which represented a maximum payout of $21.8 million to Mr. Healey. This amount also served as a cap on individual Performance-Based Incentive Compensation applicable to each named executive officer.

  •
  Determined Performance-Based Incentive Compensation using the Performance Assessment:  The Compensation Committee determined the final amount of Performance-Based Incentive Compensation as a percentage of the maximum payout, based on the Performance Assessment—a weighted assessment of our financial results, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis.

  •
  Established targeted allocations of Performance-Based Incentive Compensation:  The Compensation Committee established targeted allocations for determining the mix of Performance-Based Incentive Compensation, with the significant majority in the form of long-term deferred equity awards vesting over multiple years, to further the objectives of increasing stockholder value and retaining our senior management team:

  –
  CEO Performance-Based Incentive Compensation:  The targeted allocation of CEO Performance-Based Incentive Compensation was approximately 25% cash bonus and 75% long-term deferred equity awards; the proportion of long-term deferred equity to cash incentive compensation is meaningfully above virtually all of the firms in our Peer Group. One-third of the long-term deferred equity awards was targeted to be performance awards, granted in the form the 2015 Long-Term Growth Achievement Awards, with three-year cliff vesting and delivery further subject to rigorous pre-established, measurable performance targets tied to earnings growth.

  –
  Performance-Based Incentive Compensation for other NEOs:  The targeted allocation for our President and Chief Operating Officer was approximately 25% cash bonus and 75% long-term deferred equity awards, with vesting over multiple years. The targeted allocation for our Chief Financial Officer and Treasurer was approximately 30% cash bonus and 70% long-term deferred equity awards, with vesting over multiple years. In both cases, approximately one-third of the long-term deferred equity awards was targeted to be in the form the 2015 Long-Term Growth Achievement Awards, with three-year cliff vesting and delivery further subject to rigorous pre-established, measurable performance targets tied to earnings growth.

Performance-Based Incentive Compensation Determination Process

        Following year-end, the Compensation Committee conducted its Performance Assessment, based on the weighted categories discussed below, to establish the final amount of Performance-Based Incentive Compensation for 2015. In conducting this assessment, the Committee reviewed the Company's financial results, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis.

Exhibit 3

Performance Assessment Factors
Strategic Performance Criteria	Key Financial Metrics	Stockholder Value Creation
Weighting: 50%	Weighting: 25%	Weighting: 25%

Strong Performance and Successful Execution of Product Strategy

•

Continued strong investment performance by our Affiliates; strategic focus on active return-oriented products, especially in the areas of global equities and alternatives, positioning us for future success

Generation of Organic Growth

•

Annual and long-term (measured over 3- and 5-year periods) stock performance relative to both our Peer Group and the S&P 500®

Expansion of Global Distribution Platform

•

Continued development and expansion of our global institutional and U.S. retail distribution platforms

Execution of New Investments Strategy

•

Deployment of capital through investments in new Affiliates, including the value and number of transactions reviewed and completed; cultivation relationships with prospective new Affiliates to position us for strong future growth

Execution of Capital Management Strategy

•

Effective balance sheet management to ensure adequate capacity and flexibility to execute on our growth strategy; optimization of relationships with capital markets and standing with credit agencies

Relative Results

•

Compound annual growth rates of all key financial metrics relative to our Peer Group for the 1-, 3-, and 5-year periods, including GAAP net income, GAAP earnings per share, Economic net income, Economic earnings per share, EBITDA and pro forma AUM

Financial Results

•

Key annual financial metrics including GAAP net income, GAAP earnings per share, Economic net income, Economic earnings per share, EBITDA and pro forma AUM

Earnings Growth Rates

•

GAAP net income, GAAP earnings per share, Economic net income, Economic earnings per share, EBITDA and pro forma AUM compound annual growth rates over the trailing 3- and 5-year periods

Relative Stock Performance

•

Annual and long-term organic growth, both on an absolute basis and relative to our Peer Group

Absolute Stock Performance

•

Annual and long-term (measured over 3- and 5-year periods) stock performance on an absolute basis

2015 Performance Assessment Results

        The following Exhibit summarizes the key results that the Compensation Committee considered in its 2015 Performance Assessment. A more detailed description of each performance factor and the results of the Committee's overall assessment follow the Exhibit.

Exhibit 4

Summary of 2015 Performance Assessment Results
Strategic Performance Criteria	Key Financial Metrics	Stockholder Value Creation
Weighting: 50%	Weighting: 25%	Weighting: 25%

Strong Performance and Successful Execution of our Product Strategy

•

Affiliates continue to generate outstanding relative investment performance, in addition to receiving numerous awards for investment excellence

•

Enhanced our active return-oriented product set through the addition of more than 80 new products across existing and new Affiliates

Strong Long-Term Organic Growth

•

Modest net outflows in 2015, reflecting a difficult environment for the asset management industry

•

Exceptional long-term organic growth with over $120 billion in aggregate net client cash flows since 2010

Expansion of Global Distribution Platform

•

Generated significant gross sales, winning new mandates in every coverage region globally

•

Enhanced institutional coverage (Asia and Europe)

•

Continued build-out of AMG Funds executive team

Outstanding Level of Affiliate New Investments

•

Completed six new investments in 2015 and 2016 year-to-date, enhancing AMG's geographic diversity and position in global and alternative strategies

•

Continued success in cultivating strong relationships with prospective Affiliates, with over 200 meetings and calls conducted in 2015

Strong Execution of Capital Management Strategy

•

Over $1.2 billion capital deployed in 2015 and 2016 year-to-date

•

Added significant capacity and flexibility to execute on our growth strategy by issuing $350 million in 10-year senior notes and increasing credit facilities to $1.65 billion

•

Received initial "A3" rating from Moody's and an affirmed "BBB+" rating from Standard & Poor's

•

Lowered cost of capital, including the retirement of $140 million of senior notes

Relative Results

•

Compound annual growth rates across all key financial metrics, including industry-leading earnings growth, outpaced the 75th percentile of our Peer Group for the 1-, 3- and 5-year periods

Financial Results

•

Record levels across all key metrics in 2015, including GAAP net income, GAAP earnings per share, Economic net income, Economic earnings per share, EBITDA and year-end pro forma AUM

Earnings Growth Rates

•

3- and 5-year compound annual growth rates remained outstanding across all financial metrics

•

Strong annual growth across all key financial metrics against a challenging market backdrop

Strong results in a challenging environment

•

Results were particularly strong when viewed against the challenging environment for asset managers, which was impacted by market declines and industry-wide net outflows of actively-managed client assets, which contributed to weak stockholder returns across the sector

Relative Stock Performance

•

Long-term stock performance significantly outpaced 75% of our Peer Group over the past five years

•

Stock underperformed our Peer Group average in 2015

Absolute Stock Performance

•

Stockholder returns of +23% and +61% over the 3- and 5-year periods

•

Stock declined -25% in 2015 against a challenging market backdrop, with a median stock price decline of -26% across publicly-traded traditional and alternative asset managers

Performance Category: Key Financial Metrics

        The Compensation Committee's Performance Assessment included a review of our key financial metrics on both a relative and absolute basis. The Committee noted our record results, with all key financial metrics increasing to the highest year-end levels in Company history, notwithstanding a challenging market environment.

  •
  Economic net income of $691.2 million

  •
  GAAP net income of $516 million

  •
  Pro forma AUM of $628 billion
  •
  Economic earnings per share of $12.55

  •
  GAAP earnings per share of $9.28

  •
  EBITDA of $942.2 million

        The Committee also reviewed the compound annual growth rates of these financial metrics over the 1-, 3- and 5- year periods, which all remained strong. Together, these factors contributed to the Committee's recognition of exceptional performance in this category.

Exhibit 5

AMG: Record Results Across All Key Financial Metrics in 2015

Economic Net Income ($ millions)

Annual Growth Rates:
1 Year: 7%
3 Year: 19%
5 Year: 18%
$299
$351
$409
$570
$644
$691
2010
2011
2012
2013
2014
2015

Economic Earnings Per Share

Annual Growth Rates:
1 Year: 10%
3 Year: 18%
5 Year: 16%
$6.09
$6.62
$7.71
$10.31
$11.45
$12.55
2010
2011
2012
2013
2014
2015

GAAP Net Income ($ millions)

Annual Growth Rates:
1 Year: 14%
3 Year: 44%
5 Year: 30%
$139
$165
$174
$361
$452
$516
2010
2011
2012
2013
2014
2015

GAAP Earnings Per Share

Annual Growth Rates:
1 Year: 16%
3 Year: 41%
5 Year: 27%
$2.81
$3.11
$3.28
$6.55
$8.01
$9.28
2010
2011
2012
2013
2014
2015

AUM ($ billions)

Annual Growth Rates:
1 Year: 1%
3 Year: 13%
5 Year: 14%
$320
$328
$432
$537
$620
$628
2010
2011
2012
2013
2014
2015

EBITDA ($ millions)

Annual Growth Rates:
1 Year: 5%
3 Year: 20%
5 Year: 18%
$404
$471
$543
$820
$901
$942
2010
2011
2012
2013
2014
2015

Note: 2015 year-end AUM is pro forma for investments which have since closed.

Note: The above chart includes both GAAP financial measures as well as publicly reported adjusted financial measures of AMG and its peers. Peer EBITDA metrics are calculated using available company data and industry standard calculation methodologies.

Performance Category: Stockholder Value Creation

        The Compensation Committee's Performance Assessment included a review of our annual and long-term stock performance, on both a relative and absolute basis. The Committee noted our strong record of long-term stockholder value creation, with stock performance of +23%, +61% and +99% over the trailing 3-, 5- and 10-year periods, respectively, significantly outpacing the increase of our Peer Group average over the trailing 5- and 10-year periods. Notwithstanding this exceptional long-term performance, the Committee also considered the -25% stock price decline in 2015 (versus the Peer Group average decline of -21%), reflecting the challenging market environment for the asset management industry, which contributed to the decline in AMG's stock price during the year, on both a relative and absolute basis.

        Across the investment management industry, market declines impacted revenue from asset-based fees, and lower risk appetite resulted in net outflows of actively-managed client assets. Stockholder returns across the sector were generally weak, with a median stock price decline of -26% across publicly-traded traditional and alternative asset managers.

Exhibit 6

Performance Category: Strategic Performance Criteria

        The Performance Assessment included a review of the Company's execution on certain strategic performance criteria, including product strategy, organic growth, global distribution, new Affiliate investments and capital management. The Compensation Committee noted the Company's significant achievements in 2015, including meaningfully expanded capabilities across our global distribution platform, substantial capital deployed through accretive investments in new Affiliates, and strong execution of our capital management strategy. The Committee's assessment recognized exceptional performance across the majority of areas in this category, as described further below.

        Product Strategy:    The Committee reviewed our execution and ongoing development of our active return-oriented product strategy, especially in the areas of global equities and alternatives, and recognized exceptional achievements in this performance category, including the following:

  •
  Successful implementation of a differentiated product strategy relative to our Peer Group, wherein approximately 75% of AMG's earnings are generated by global equities and alternative strategies, areas we believe to have outstanding secular growth prospects. The success of our strategic focus on attractive active return-oriented product areas is further evidenced by the exceptional organic growth we have generated over the trailing 3- and 5-year periods, notwithstanding modestly negative net client cash flows during 2015, reflecting a challenging market environment and muted investor risk appetite

  •
  Continued excellent investment performance of our Affiliates' active return-oriented products, while taking into account the disparity in equity market beta between U.S. and non-U.S. markets (S&P 500® -1% in 2015 compared to the MSCI EAFE -3% and MSCI EM -17%)

  •
  Strong progress made in Affiliates' product development strategies, further enhanced by AMG's strategy to make investments in new Affiliates, which brings additional investment strategies that broaden and enhance our overall existing product lineup

        Organic Growth:    The Committee reviewed our annual and long-term net client cash flows, on both an absolute basis and relative to our Peer Group, and recognized exceptional long-term performance in this category, notwithstanding a challenging market environment during 2015:

  •
  While net client cash flows were modestly negative on an absolute basis, we generated strong organic growth on a relative basis during 2015, which was above the Peer Group average for the year

  –
  Across the investment management industry, market declines impacted revenue from asset-based fees (as seen in the -2% decline, year-over-year, among AMG's peer group), and lower risk appetite resulted in net outflows of actively-managed client assets

  –
  AMG generated strong gross sales during the year, and while our net client cash flows as a percentage of AUM were -0.5%, AMG's Peer Group average organic decay was -1.4% during 2015

  •
  Exceptional long-term organic growth with over $120 billion in aggregate net client cash flows since 2010

Exhibit 7

        Global Distribution:    The Committee reviewed our progress in expanding our global institutional and U.S. retail distribution platforms, and recognized exceptional achievements in this performance category, including the following:

  •
  Ongoing momentum in our global distribution strategy, with investments in expanded capabilities resulting in the generation of significant new business as we, together with our Affiliates, continue to build relationships with the largest and most sophisticated clients around the world

  •
  Won mandates in every coverage region of our global platform during the year

  •
  Enhanced the breadth of our global client coverage across our institutional platform in Asia and Europe

  •
  Increased focus on and investments in our U.S. retail distribution platform, including the continued build-out of the AMG Funds executive team

  •
  Strengthened our global distribution platform, which enhances the growth of our existing Affiliates and increases our attractiveness as a potential partner to new Affiliates—in turn increasing the scale, capacity and product diversification for our overall franchise

        New Affiliate Investments:    The Committee reviewed our new Affiliate investment activity, including the value and number of transactions completed, the overall volume of opportunities reviewed and the continued progress in relationship development with our core prospect universe, and recognized exceptional achievements in this performance category, including the following:

  •
  Completion of six investments in 2015 and 2016 year-to-date, with over $800 million in aggregate transaction value

  •
  These new Affiliates provide significant strategic benefits and additional diversity to our business, including exposure to new innovative product areas, as well as enhancements in existing product areas, that further strengthen our strategic position in active return-oriented asset classes

  •
  Continued success in cultivating strong relationships with prospective new Affiliates, with over 200 meetings and calls with prospects from more than 15 countries conducted in 2015, effectively positioning us for substantial forward new Affiliate investment opportunities

•

Baring Private Equity Asia
The largest dedicated Asian private equity firm, with an investment philosophy deeply rooted in the principles of capital preservation and diversified portfolio construction

•

Systematica Investments LP
An innovative technology-driven firm applying a quantitative and systematic approach to trading, recognized as one of the leading managed futures and systematic trading managers in the world

• Ivory Investment Management, L.P. A highly regarded long/short equity manager with a research intensive, fundamental value-based approach	• Abax Investments (Pty) Ltd An exceptional South African and global equities manager which enhances the geographic diversity of AMG's product set

•

myCIO Wealth Partners,  LLC
An addition to our AMG Wealth Partners platform, providing comprehensive and integrated advice regarding financial, tax and estate planning, asset allocation and investment management services

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Baker Street Advisors,  LLC
An addition to our AMG Wealth Partners platform, providing customized wealth management and comprehensive investment advisory solutions to high net worth individuals, families and foundations

        Capital Management:    The Committee reviewed our capital management activity and recognized exceptional achievements in this performance category, including the following:

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  Provided additional new investment capacity with a $350 million issue of 10-year senior notes, and increased our credit facilities by $150 million to $1.65 billion, both at highly attractive rates

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  Deployed over $1.2 billion in 2015 and 2016 year-to-date across new investments and share repurchases, reducing our share count and providing a meaningful return of capital to our stockholders while executing on substantial new Affiliate investment transaction volume

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  Received an initial rating by Moody's Investors Service of "A3" and an affirmed rating by Standard & Poor's of "BBB+", reflecting our balance sheet strength and the increasing global scale of our business

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  Lowered our cost of capital, including the retirement of $140 million of senior notes

2015 Named Executive Officer Compensation Results

        For 2015, the Compensation Committee set the size of the Incentive Pool at 6% of Adjusted Economic net income, resulting in an Incentive Pool of approximately $54.4 million. CEO Performance-Based Incentive Compensation was capped at a maximum payout equal to the lesser of $25 million or 40% of the Incentive Pool, which represented a cap of $21.8 million to Mr. Healey. This amount also served as a cap on individual Performance-Based Incentive Compensation applicable to each named executive officer. The Performance Assessment—a weighted assessment of our financial performance, stock performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis—yielded results which established the final amount of each named executive officer's Performance-Based Incentive Compensation. The Performance Assessment recognized the achievement of key strategic goals, including our exceptional financial performance, with record results in 2015 across all key financial metrics, as well as successful product strategy execution, strong relative and long-term organic growth and significant new Affiliate investment activity. While our long-term stock performance has been exceptional relative to both the S&P 500® and our Peer Group, the Committee also considered our stock price decline in 2015 on both an absolute basis and relative to our Peer Group, reflecting a challenging market environment.

        The weighted Performance Assessment across the three performance categories resulted in a Performance-Based Incentive Compensation payout to Mr. Healey of $14.0 million, 64% of the maximum amount, reflecting the Committee's recognition of the exceptional performance across each of the financial performance and strategic accomplishments categories, and impacted by the Company's short-term stock performance. Mr. Healey's Performance-Based Incentive Compensation decreased by 19% from the prior year, consistent with our compensation program philosophy of aligning pay with performance. Of Mr. Healey's 2015 Total Direct Compensation, 95% was Performance-Based Incentive Compensation, comprising a cash bonus (27% of Performance-Based Incentive Compensation), with the remainder awarded in the form of long-term equity grants, thereby closely aligning executive compensation with long-term stockholder interests. Mr. Healey's base salary has remained unchanged at $750,000 for the past decade.

        Of the $14.0 million of Performance-Based Incentive Compensation awarded to Mr. Healey for 2015 performance, the Committee allocated 27% as a cash bonus and 73% in the form of long-term deferred equity awards vesting over multiple years, consistent with the targets established by the Compensation Committee. As in several prior years, the Committee targeted a proportion of long-term deferred equity awards which would be meaningfully higher than the Peer Group average, thereby aligning Mr. Healey's interests more closely with stockholders than the average Peer Group company. Of the long-term deferred equity awards, approximately one-third was in the form of 2015 Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee's targeted allocation.

        In the case of Mr. Dalton, President and Chief Operating Officer, and Mr. Horgen, Chief Financial Officer and Treasurer, the Compensation Committee determined a Performance-Based Incentive Compensation payment of $8.4 million for the former and $6.5 million for the latter. As compared to the prior year, the Performance-Based Incentive Compensation of both Mr. Dalton and Mr. Horgen declined 19% for 2015.

        Consistent with the targets established by the Compensation Committee, of Mr. Dalton's 2015 Total Direct Compensation, 94% was Performance-Based Incentive Compensation, comprising a cash bonus representing 28% of Performance-Based Incentive Compensation, and the remainder awarded in the form of long-term equity grants. Mr. Dalton's base salary remained unchanged at $500,000. Of the $8.4 million of Performance-Based Incentive Compensation awarded to Mr. Dalton, the Committee allocated 72% in the form of long-term deferred equity awards vesting over multiple years. Of the long-term deferred equity awards, approximately one-third was in the form of 2015 Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee's targeted allocation.

        Consistent with the targets established by the Compensation Committee, of Mr. Horgen's 2015 Total Direct Compensation, 93% was Performance-Based Incentive Compensation, comprising a cash bonus representing 30% of Performance-Based Incentive Compensation, with the remainder awarded in the form of long-term equity grants. Mr. Horgen's base salary remained unchanged at $500,000. Of the $6.5 million of Performance-Based Incentive Compensation awarded to Mr. Horgen, the Committee allocated 70% in the form of long-term deferred equity awards vesting over multiple years. Of the long-term deferred equity awards, approximately one-third was in the form of 2015 Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee's targeted allocation.

        The following table summarizes and compares total Performance-Based Incentive Compensation awarded for performance year 2015 for all of our named executive officers:

		2015 Performance-Based Incentive Compensation
						Change in Performance- Based Incentive Compensation from Prior Year
Name	Salary	Cash Bonus	Long-Term Deferred Equity Awards	2015 Long-Term Growth Achievement Awards	Total 2015 Performance- Based Incentive Compensation		Total 2014 Performance- Based Incentive Compensation
Sean M. Healey	$750,000	$3,850,000	$6,575,000	$3,575,000	$14,000,000	(19)%	$17,200,000
Nathaniel Dalton	$500,000	$2,300,000	$3,950,000	$2,100,000	$8,350,000	(19)%	$10,250,000
Jay C. Horgen	$500,000	$1,950,000	$2,940,000	$1,600,000	$6,490,000	(19)%	$8,000,000
Andrew Dyson	$403,550	$1,538,230	$1,445,000	$780,000	$3,763,230	(17)%	$4,543,413
David M. Billings	$400,000	$1,400,000	$585,000	$315,000	$2,300,000	N.M.	$2,271,000

N.M. denotes "not meaningful" as Mr. Billings joined the Company in June 2014.

        The Performance-Based Incentive Compensation amounts provided to the named executive officers for the 2015 fiscal year set forth in the above table differ from the amounts disclosed in the Summary Compensation Table. Equity awards granted in recognition of performance in 2015 were granted in February 2016, and do not appear in the Summary Compensation Table, as SEC rules governing the reporting of equity compensation in the Summary Compensation Table require equity awards to be reported in the year of grant, even when the awards are intended to compensate executives for performance in a prior year. The equity awards granted in February 2016 are included as part of total 2015 Performance-Based Incentive Compensation in the above table to better demonstrate how we evaluate and compensate our named executive officers. Similarly, equity awards granted in recognition of performance in 2014 were granted in January 2015 and appear in the Summary Compensation Table for 2015, in accordance with these reporting rules. Mr. Billings joined the Company on June 30, 2014, and therefore his total 2014 Performance-Based Incentive Compensation represents such compensation for the six-month period since he joined mid-year.

        The decrease in Mr. Healey's total 2015 compensation relative to the prior year was consistent with our compensation program philosophy of aligning pay with performance. The following tables reflect compensation alignment with our stock price decline for the year, despite exceptional long-term stock performance and record financial results, including an increase in Economic earnings per share over the prior year to the highest level in Company history.

Exhibit 8

Note: Stock price performance and CAGRs calculated beginning on 12/31/2010. AMG 2015 CEO Compensation includes long-term equity earned for performance during 2015; see the "Executive Compensation Tables" section of this Proxy Statement for information regarding differences from the Summary Compensation Table.

        Each of the key elements of named executive officer compensation for 2015 is summarized below:

Exhibit 9

Elements of Named Executive Officer Compensation
Element	Description	2015 Award Determinations
Base Salary	• Expected to be small portion of overall compensation	• Base salary was 7% of total named executive officer compensation, and only 5% of Mr. Healey's Total Direct Compensation • Mr. Healey's base salary has remained unchanged for more than ten years

Variable Performance-Based Incentive Compensation	• All compensation other than base salary is funded out of the Incentive Pool, set as a percentage of Adjusted Economic net income

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Total Performance-Based Incentive Compensation payout to Mr. Healey of $14.0 million, as compared to a maximum payout of $21.8 million

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95% of Mr. Healey's Total Direct Compensation; 94% and 93% of the Total Direct Compensation of Mr. Dalton and Mr. Horgen, respectively

Cash Bonus Awards	• Significantly smaller portion of variable performance-based compensation than equity awards

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Cash bonuses for 2015 decreased by 11% for all named executive officers

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27% of Mr. Healey's Performance-Based Incentive Compensation; 28% and 30% of the Performance-Based Incentive Compensation of Mr. Dalton and Mr. Horgen, respectively

Long-Term Deferred Equity Awards	• Restricted stock unit awards vesting ratably over four years

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Long-term vesting in four equal, annual installments from 2017 through 2020

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47% of Mr. Healey's Performance-Based Incentive Compensation; 47% and 45% of the Performance-Based Incentive Compensation of Mr. Dalton and Mr. Horgen, respectively

2015 Long-Term Growth Achievement Awards

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Option award grants with delivery tied to achievement of rigorous pre-established financial performance targets measuring sustained growth over multiple-year periods

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Underlying award structure of stock options provides a significant secondary performance condition: recipients will only receive value if, in addition to achieving growth targets and vesting provisions, AMG's share price increases over the grant date price

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Awards cliff vest at the end of three years, but are eligible to be exercised only if earnings growth targets are achieved

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If earnings growth meets or exceeds a primary target of 25%, from a base level of $11.45 per share in a given forward three-, four- or five-year performance period, awards become fully exercisable

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If earnings growth meets a secondary target of 15% in a given performance period, 75% of the initial award will become exercisable, plus a ratable portion of the remainder if growth in such performance period is between the primary and secondary growth targets, up to a maximum of 100% of the initial award

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If earnings growth is less than the secondary target, but meets or exceeds the Peer Group median, in a given performance period, 50% of the initial award will become exercisable, up to a maximum of 100% of the initial award

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26% of Mr. Healey's Performance-Based Incentive Compensation; 25% and 25% of the Performance-Based Incentive Compensation of Mr. Dalton and Mr. Horgen, respectively

Other Compensation	• Medical, dental, life and disability insurance; 401(k) contributions • Other modest perquisites	• Less than 1% of total named executive officer compensation

        The relative mix of Mr. Healey's 2015 Total Direct Compensation, comprising salary and Performance-Based Incentive Compensation, is summarized in the following charts, along with a comparison of the proportion of Performance-Based Incentive Compensation awarded as long-term deferred equity relative to our Peer Group:

Exhibit 10

        The Compensation Committee believes that 2015 Performance-Based Incentive Compensation appropriately rewarded our executives for exceptional financial performance and strategic accomplishments, while recognizing our negative stock performance for the year against the backdrop of a challenging market environment for the asset management industry. The awards closely aligned management incentives with long-term stockholder interests, provided a basis to retain and motivate our senior executives, and reflected market compensation levels for executives at companies within our Peer Group. The Performance-Based Incentive Compensation awarded in 2015 reflects our commitment to align pay with performance, with the significant majority of compensation in the form of deferred equity-based awards—approximately one-third of which was in the form of a performance-based stock option award with delivery tied to earnings growth measured on a relative and absolute basis—and only a small portion of total compensation in cash.

Elements of Executive Compensation

        The compensation for our named executive officers comprises the following elements, designed to further the Compensation Committee's core objectives.

        Base Salary:    In determining base salary levels for our named executive officers, the Compensation Committee takes into account the executive's scope of responsibility, performance and salary history, as well as consistency within our salary structure. In addition, the Committee annually reviews the base salaries paid to executive officers of other public companies in our Peer Group. Because the Committee believes that Performance-Based Incentive Compensation—including both cash compensation as well as equity-based compensation—should constitute the substantial majority of compensation paid to our named executive officers, we target the level of base salary at the median for comparable positions in our Peer Group. In total, base salaries and other fixed compensation for the named executive officers typically represent less than 10% of their total compensation and less than 5% for our Chairman and Chief Executive Officer. Base salary levels for our Chairman and Chief Executive Officer and for our President and Chief Operating Officer have remained unchanged for over a decade.

        Performance-Based Incentive Compensation:    The Compensation Committee typically grants both equity and cash awards as part of the overall performance-based award package for each executive officer. The Committee believes that deferred compensation in the form of equity-based awards provides long-term incentives that further the objectives of increasing stockholder value and retaining our senior management team. Given the Committee's objective of aligning compensation with increases in stockholder value, the Committee generally intends that the substantial majority of total compensation be equity-based, and grants of equity-based interests are therefore generally a larger portion of the variable Performance-Based Incentive Compensation than cash bonuses. Furthermore, since the Committee believes the tenure and continuity of management is a strategic imperative to creating stockholder value over the long term, in granting equity awards the Committee ensures that awards have a long-term focus, vest over multiple years, and, in certain cases, are also subject to additional pre-established, measurable performance targets.

        Performance-Based Incentive Compensation is awarded based on the results of the Compensation Committee's Performance Assessment (which weights key aspects of AMG's short- and longer-term historical performance, and considers the individual executive officer's contributions to that performance), as well as the expected contribution of the executive officer to our future performance. The Committee considers the relative mix of equity-based compensation awards against the performance-based cash compensation awarded to each executive officer in any particular year. The Committee further considers each executive's existing equity ownership, including the relative size and structure of historical grants and the portions of awards that are not yet vested. In addition, the Committee considers the performance, incentive and equity-based compensation levels of the Company and our individual named executive officers relative to our Peer Group, as well as the comparative levels of equity ownership of individual officers at such companies.

        The Compensation Committee uses the Incentive Pool to govern the awarding of all Performance-Based Incentive Compensation, which includes all compensation other than base salaries and any perquisites, and is established as a percentage of Adjusted Economic net income (calculated on a pre-tax, pre-compensation basis). Economic net income and Economic earnings per share are used by our management and Board of Directors as our principal financial performance benchmarks, including as measures for aligning executive compensation with stockholder value. As compared to GAAP net income and earnings per share, Economic net income and Economic earnings per share primarily adjust for non-cash items resulting from our acquisition of interests in new or existing Affiliates. Economic net income and Economic earnings per share also allow for greater comparability to our Peer Group because the majority of the companies in our Peers Group do not acquire interests in new or existing Affiliates as frequently as we do. See pages 21 through 23 of our 2015 Annual Report on Form 10-K, under "Supplemental Performance Measures," for further detail on the usage and calculation of Economic net income and Economic earnings per share, including a reconciliation to the most directly comparable GAAP measure.

        Other Elements of Compensation:    We provide a 401(k) Profit Sharing Plan for all employees and generally contribute a percentage of compensation to such plans. We also provide other benefits such as medical, dental and life insurance and disability coverage to all eligible employees.

        Perquisites:    Our perquisite compensation is in the lowest quartile of our Peer Group, as we use only certain perquisite tools deemed appropriate by the Committee to meet the objectives of retaining key members of senior management and optimizing the use of their time and services to the Company. We do not provide tax reimbursements for any perquisite.

Market and Industry Comparison

        Our Compensation Committee believes that in order to retain key management team members that have a proven long-term track record of success, total compensation must be competitive relative to the market for the services of our named executive officers. The Compensation Committee used data derived from our Peer Group as one of a number of analytical tools and reference points to inform its decisions about overall compensation, compensation elements, optimum pay mix and the relative competitive landscape. The Committee places great value on the exceptional caliber of our named executive officers, as well as the strategic benefits accrued from a stable long-tenured senior management team that has led the Company since its IPO—which is reflected in the Company's outstanding long-term performance, on both an absolute basis as well as relative to our Peer Group, and market indices. Mr. Healey is a widely recognized leader in the asset management industry whose vision and leadership have built AMG over a 20-year period from an early-stage company into one of the largest asset management businesses in the industry, and attracted a world-class group of senior executives in the process. Retention of Mr. Healey and the other senior executive officers in a highly competitive market for executive talent is therefore a key priority.

        The Compensation Committee continuously reviews our Peer Group in order to ensure its ongoing relevance. In determining the Company's Peer Group on an annual basis, the Compensation Committee considers both industry and company-specific dynamics to identify the peers with which we compete for client assets, stockholders and talent. As a result, the Committee focuses on peers within the asset management industry, as well as financial services companies with significant asset management components to their businesses and does not, for example, include retail or investment banks, brokerage or custodian firms, or insurance companies. The Committee also evaluates the Peer Group to ensure that it reflects the Company's growth, overall changes in the asset management industry, and the business models, size, and scope of our competitors. The Company has grown significantly in recent years and is now one of the largest publicly-traded asset management companies globally, as measured by market capitalization. Since 2009, our market capitalization and assets under management have both increased by more than 200%. Given our strategic focus on active equity and alternative products, along with the strong execution of our growth strategy, the Company is now a top-10 global manager of active return-oriented strategies, as measured by assets under management. The addition of the Company to the S&P 500® Index in June 2014 was a direct result of our excellent execution and the resulting growth in the Company's size and our market capitalization.

        Similar to prior years, the Compensation Committee reviewed our Peer Group for 2015 compensation comparisons, applying the following principles as a guide.

Exhibit 11

Guiding Principles for AMG Peer Selection

Consider Industry	Identify companies with a similar business model/philosophy

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Begin with direct peers within the mono-line asset management industry; once mono-line asset manager peers are identified, select those that are most comparable

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Extend search beyond mono-line asset managers to identify peers with operationally similar business models (i.e., financial services companies with a significant asset management component to their business)

Consider Size and Scope	Ensure companies are similar in geography and financial scale

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Select large-cap asset managers within the S&P 500®, as well as a select number of S&P 400® companies

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Evaluate peers for comparability, primarily considering Assets Under Management and Economic net income as the most relevant metrics

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Select asset managers with global scale and international operations

        These guiding principles reflect the Compensation Committee's focus on maintaining a Peer Group that remains relevant throughout the various stages of our growth and expansion, and that reflects current developments in the businesses of our peers. The Committee believes that success in the asset management industry, in particular, relies heavily on human talent, given the service-oriented and fee-based business model, as well as the modest capital requirements of asset management companies. This is in contrast to other financial services companies, such as banks, insurance, specialty finance, brokerage and custodian firms, and financial information technology companies, which also rely on balance sheet capital, scale of operations and physical infrastructure to drive revenue and profitability. Thus, the size of the businesses competing with us for human talent, as measured by assets or revenues, does not always correspond to their profitability. Further, the Committee recognizes that certain firms within the industries that we compete with for executive talent, such as private equity firms and certain asset managers, use compensation models that are distinct from other businesses when comparing pay as a factor of assets or financial results. As a result, in reviewing the peer universe, the Compensation Committee does not specifically exclude direct competitors based on size alone.

        Further, the Compensation Committee recognizes that when assessing peer companies, reported total balance sheet assets and revenue are not comparable metrics across the asset management industry, due to accounting considerations for various peer business models as well as our own. In particular, in certain circumstances accounting rules can result in the consolidation of all of the assets of an entity in which the parent company has a control function, even though the parent only holds a small or even nominal economic interest, which can significantly inflate peer company balance sheet assets. Further, our equity method accounting of our minority investments reports our share of the Affiliates' earnings, and means we do not consolidate their results (including their revenue), which may de-emphasize the real economic contributions of these Affiliates. Given these accounting considerations, we believe that comparing peer companies in the asset management business on the basis of total assets and revenue is not always meaningful and the results can be difficult to interpret.

        In addition, the Compensation Committee recognizes that the companies within our Peer Group vary by business strategy (including those with substantial passive investment businesses versus actively managed investment strategies), product concentration (fixed income/money market products versus equity and/or alternative products), overall profitability, and stockholder returns. The nature of the roles of executives also varies by firm. For example, our senior management team has developed a differentiated skill set and reputation to match our unique business model of pursuing long-term partnerships with outstanding boutique asset management firms. Therefore, while the Committee takes Peer Group comparisons into account, it also forms its own perspective on appropriate compensation levels, considering additional subjective factors.

        The following Exhibit lists the companies in our Peer Group, which the Compensation Committee reviewed in determining 2015 compensation for our named executive officers. We believe this Peer Group, which is unchanged from the group used for determining 2014 compensation, is consistent with our guiding principles, and includes companies that we compete with for client assets, executive talent and capital providers, including stockholders. This list indicates the other companies in our Peer Group that are also S&P 500® companies, which was one of the factors considered by the Compensation Committee in determining our Peer Group. AMG was added to the S&P 500® in June 2014 as a result of the increased global scale of our business as well as significant growth in our market capitalization, which since 2009 has increased more than 200%, exceeding the growth in market capitalization for all comparators in our Peer Group. Another factor considered by the Committee, which is commonly referenced in peer group analyses, is the Global Industry Classification Standard, or GICS, code. Within the GICS code applicable to asset management firms (which also includes other businesses in the financial services industry), there are approximately 30 U.S.-based asset management companies, from which our Compensation Committee has selected the nine companies that it believes are the most comparable based on the principles previously described.

Exhibit 12

Peer Selection
Company Name	Market Value ($ millions)	AUM ($ billions)	S&P 500 Member
BlackRock	$55,670	$4,645	✓
Franklin Resources	23,244	764	✓
T. Rowe Price	18,399	763	✓
Ameriprise	16,079	629	✓
Invesco	12,846	776	✓
AMG	9,062	628	✓
AB (formerly AllianceBernstein)	6,505	468	-
Eaton Vance	3,860	308	-
Legg Mason	3,735	672	✓
Waddell & Reed	1,950	104	-
Median	10,954	650

Note: Market value represents diluted market capitalization per FactSet as of March 31, 2016; AB market value is derived by using market value per FactSet and adjusting for ownership structure. AUM as of December 31, 2015; AMG AUM is pro forma for investments which have since closed.

Compensation Governance Practices

        Our Board of Directors is committed to maintaining responsible compensation practices, and believes that rewards for our senior leaders should be commensurate with the results they achieve for our stockholders. Our strong governance procedures and practices with respect to employment and compensation include the following:

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  No employment agreements with the Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer, or General Counsel

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  No change in control agreements with our executives

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  The substantial majority of overall compensation is in the form of variable performance-based incentive awards, with base salary and other fixed compensation generally expected to form only a small portion of total compensation

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  Total Performance-Based Incentive Compensation of each named executive officer, including our Chairman and Chief Executive Officer, is subject to an annual maximum payout, equal to the lesser of a fixed dollar amount or a percentage of the Incentive Pool

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  The significant majority of total annual compensation is in the form of variable performance-based incentive awards, and is determined based on an assessment of Company performance on both a relative and absolute basis

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  No tax reimbursements or gross-ups for any perquisites

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  An insider trading policy that prohibits hedging of Company securities

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  No pledging of Company securities by directors or officers

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  No option re-pricing or buy-outs of underwater stock options

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  Equity ownership guidelines for our named executive officers and directors requiring long-term ownership of equity totaling a multiple of base salary or directors' fees

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  A thorough risk assessment process, as described under "Risk Considerations in our Compensation Program" below

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  Double-trigger vesting upon change in control for all grants awarded after January 1, 2013

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  Mitigation of the potential dilutive impact of equity awards through share repurchases

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  A clawback policy that allows, under certain circumstances, for the recoupment of performance-based compensation from executive officers

Our Compensation Committee

        The Compensation Committee oversees our general compensation policies, establishes and reviews the compensation plans and benefit programs applicable to our named executive officers, and administers our stock option and equity incentive plans.

        The Compensation Committee currently consists of Messrs. Byrne, Ryan and Zeitlin, with Mr. Zeitlin serving as the Chair. The members of the Committee have significant experience in compensation matters from their service as executive officers and/or advisors to various public and private companies, and the Committee members collectively have extensive experience with the Company and its compensation matters. The Committee's agenda and meeting calendar are determined by the Committee, with input as appropriate from Mr. Healey, who attends meetings at the request of the Committee. In his capacity as Chairman and Chief Executive Officer, Mr. Healey participates in discussions with the Committee concerning the compensation of other members of executive management and the design of long-term and equity incentive plans, but does not participate in discussions regarding his own performance goals, contributions or compensation, which occur in executive sessions of the Committee and in meetings of the Committee with our independent compensation consultant. The Committee also invites Mr. Billings, General Counsel and Secretary, to attend certain meetings to discuss the design, implementation and administration of long-term incentive, equity incentive and compensation plans. The Committee has the sole authority to approve the compensation of our named executive officers and the performance goals related to such plans and programs.

        The Compensation Committee regularly meets without management team members present. The Chair from time to time requests that all other independent directors meet with the Committee in executive sessions and otherwise regularly provides reports to the Board of Directors on compensation considerations. The Committee's independent compensation consultant participates in conference calls and meetings without management present at key points throughout the year, including meetings with the Chair of the Committee.

Compensation Consultant

        In 2015, the Compensation Committee again engaged an independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC, to assist the Committee with compensation matters, including providing Peer Group benchmarking information and an independent analysis of how our executive and director compensation policies and practices compared to the companies in our Peer Group. In addition to a review of cash and equity compensation and perquisite arrangements across the industry, the analysis provided by Shea & Associates also considered financial metrics for our Peer Group, including market capitalization, assets under management, various measures of profitability, and stock price performance. In order to prepare its analysis for the Committee, Shea & Associates met from time to time throughout the year with our management team.

        Shea & Associates, which provides no other services to us, reported its findings directly to the Compensation Committee. A representative of Shea & Associates met with the Committee in formal Committee meetings, as well as outside Committee meetings in sessions with Committee members, particularly with the Committee Chair, at key points throughout the year to update the Committee on the status of compensation surveys and make recommendations regarding executive officer and director compensation program and levels.

        The independence of Shea & Associates has been evaluated in accordance with SEC rules, and it has been determined that its work does not raise any conflict of interest.

Severance and Potential Change in Control Compensation and Benefits

        We generally do not have employment or individual change in control agreements with our named executive officers or directors, and possible changes in control are addressed through the acceleration of vesting of equity in specific circumstances.

        Upon a change in control, outstanding equity awards vesting pursuant to our incentive plans would be accelerated for our named executive officers, as well as for our employees. In order for awards issued after January 1, 2013 to accelerate upon a change in control, there must also be a termination of employment without cause or for good reason (i.e., a "double-trigger").

        In the event of a change in control (assuming that, where applicable, the double-trigger has been met), as of December 31, 2015, awards held by named executive officers would have accelerated as set forth below. The market value amounts in the table have been calculated using a share price of $159.76, which was the closing price of our common stock on December 31, 2015. No amount would have been payable as of December 31, 2015 with respect to the 2013 Long-Term Performance Equity Awards because such awards would continue to be subject to multiple performance-based vesting conditions.

Named Executive Officer	Accelerated Distribution under Executive Incentive Plan and 2013 Stock Plan (# Shares)/Market Value
Sean M. Healey	144,141/$17,228,518
Nathaniel Dalton	86,615/$10,333,117
Jay C. Horgen	68,007/$9,787,856
Andrew Dyson	29,273/$3,599,712
David M. Billings	3,745/$598,301

        In July 2011, Mr. Dyson joined as Head of Global Distribution and entered into an employment agreement with our wholly-owned subsidiary, Affiliated Managers Group Limited (FSA Reference Number 506689). In 2015, Mr. Dyson received an annual base salary of £264,000 ($403,550 U.S., using the average daily exchange rate from January 1, 2015 through December 31, 2015 of 1.5286 GBP/US$).

        Each named executive officer is prohibited from competing with the Company or working for a competing business, and from soliciting certain of our employees, for two years following such officer's separation from the Company. Furthermore, each named executive officer is prohibited, for one year following such officer's separation from the Company, from soliciting persons or entities that were clients at the time of or in the two years immediately prior to his separation, or that were prospective clients in the year immediately prior to their separation.

Risk Considerations in our Compensation Program

        The Compensation Committee has discussed the concept of risk as it relates to our compensation program with our management team and with Shea & Associates. The Compensation Committee does not believe the goals or the underlying philosophy of our compensation program encourage excessive or inappropriate risk-taking, or create risks that are reasonably likely to have a material adverse effect on the Company.

        Throughout our compensation program, compensation is aligned with increases in stockholder value and long-term stockholder interests, and therefore our compensation arrangements do not encourage inappropriate risk-taking. The named executive officers' salaries are fixed in amount and typically account for less than 10% of their total compensation and less than 5% for our Chairman and Chief Executive Officer. For 2015, all other compensation (other than base salaries and perquisites) for named executive officers was determined using a performance-based incentive pool structure linked to specific financial performance metrics, and the total Performance-Based Incentive Compensation of each named executive officer, including our Chairman and Chief Executive Officer, was subject to a maximum payout equal to the lesser of $25 million or 40% of the Incentive Pool. Further, a substantial portion of compensation is in the form of long-term equity awards, a meaningful portion of which is subject to specific pre-established performance targets, which further aligns executives' interests with those of our stockholders. These awards do not encourage excessive or inappropriate risk-taking given that the value of the awards is tied to our performance, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term performance. In addition, to further ensure the alignment of compensation with long-term performance, we have adopted a clawback policy that allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of our financial results due to a material error within three years of the original reporting. In the event of such occurrence, the Board of Directors will review the facts and circumstances that led to the restatement and will take such actions as it deems necessary and appropriate (such as the possible recoupment of incentive compensation of an executive officer).

Equity Ownership Guidelines

        We believe that equity ownership guidelines further align the interests of named executive officers and directors with those of our stockholders. The enhanced guidelines provide that an executive officer or director should own equity in the amount of: ten times annual base salary (in the case of our Chairman and Chief Executive Officer); seven times annual base salary (in the case of the other named executive officers); or five times base annual fees for service (in the case of directors). These ownership guidelines are to be met within five years from the later of the applicable implementation of the guidelines or becoming an executive officer or director of the Company. All named executive officers and directors currently satisfy these equity ownership guidelines.

Equity Grant Policy

        We grant all equity awards, including stock options, under the terms of an equity grant policy. Generally, we grant equity awards to our named executive officers at regularly scheduled meetings of the Compensation Committee in January or February, and to directors at regularly scheduled meetings of the Compensation Committee in January or February and in July or August. If the date of a committee meeting at which equity awards are approved falls within a regularly scheduled quarterly blackout period under our insider trading policy, the awards will not become effective and priced until the closing of the last day of the blackout period following the public release of our earnings results for the prior quarter and/or year, as applicable. In all other cases, the effective grant date of any equity awards will be the date of the relevant committee meeting or written consent.

        We do not have any program, plan or practice to time equity awards to employees or directors in coordination with the release of material non-public information. If the Compensation Committee is in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Compensation Committee will not take this information into consideration when determining award amounts.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time ("Section 162(m)"), generally disallows a tax deduction for compensation in excess of $1 million paid to any "covered employee" of a publicly held corporation (generally the corporation's chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid) unless such compensation qualifies as performance-based compensation. The Executive Incentive Plan and the 2013 Stock Incentive Stock Award Plan (the "2013 Stock Plan") were both designed to permit performance-based compensation to be paid to such covered employees. In implementing our compensation program for the 2015 fiscal year, we considered, among other things, the Executive Incentive Plan and the 2013 Stock Plan and the opportunities they afford to provide awards that are intended to meet the performance-based compensation exception under Section 162(m), as described above.

        The Compensation Committee considers the availability of a tax deduction as one of many factors considered in designing a compensation program that is intended to attract and retain executive talent and to reward our named executive officers for their contributions to the success of the Company, which the Committee believes is necessary for our success. As such, the Committee may grant awards that do not qualify for an exemption from the deduction limitations under Section 162(m) or that may otherwise be limited as to tax deductibility.

        Separately from determining the Incentive Pool used to determine Performance-Based Incentive Compensation discussed above, the Compensation Committee establishes the method for calculating a Section 162(m) compliant aggregate cap for annual incentive awards to each of our named executive officers pursuant to the relevant incentive plans. The aggregate cap, as well as each named executive officer's maximum allocable portion of the overall aggregate cap, is calculated each year in accordance with the requirements of Section 162(m). Neither of these caps, however, serves as the basis for the Compensation Committee's compensation decisions for our named executive officers; instead, these caps serve to establish a ceiling on the amount of annual incentive awards, which the Committee can award to the named executive officers on a tax-deductible basis.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with our management team. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

JIDE J. ZEITLIN, Chair
SAMUEL T. BYRNE
PATRICK T. RYAN

 Executive Compensation Tables

        The following tables provide information regarding the compensation arrangements for the years indicated with respect to the Company's Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers during the fiscal year ended December 31, 2015 (collectively, the "named executive officers").

        Equity awards granted in February 2016 in recognition of performance during fiscal year 2015 do not appear in the following Summary Compensation Table or the Grants of Plan-Based Awards table because SEC rules governing the reporting of compensation in those tables require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. We have created a supplemental table that reports equity awards in the year in which they are earned, to better demonstrate how we evaluate and compensate our named executive officers. For information on the equity awards granted in February 2016 in recognition of 2015 performance, please refer to the Supplemental Table—Compensation Earned in Fiscal 2015 below, and the related discussion in the Compensation Discussion and Analysis.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)		All Other Compensation ($)(2)	Total ($)
Sean M. Healey	2015	750,000	3,850,000	12,750,000	(3)	156,689	17,506,689
Chairman and Chief	2014	750,000	4,450,000	—		169,597	5,369,597
Executive Officer	2013	750,000	5,000,000	14,200,000	(4)	57,855	20,007,855
Nathaniel Dalton	2015	500,000	2,300,000	7,600,000	(3)	49,631	10,449,631
President and Chief	2014	500,000	2,650,000	—		60,170	3,210,170
Operating Officer	2013	500,000	3,000,000	8,450,000	(4)	59,287	12,009,287
Jay C. Horgen	2015	500,000	1,950,000	5,750,000	(3)	62,356	8,262,356
Chief Financial	2014	500,000	2,250,000	—		74,604	2,824,604
Officer and Treasurer	2013	500,000	2,500,000	6,850,000	(4)	51,704	9,901,704
Andrew Dyson(5)	2015	403,550	1,538,230	2,750,000	(3)	39,346	4,731,126
Head of Global	2014	406,957	1,793,413	—		39,767	2,240,137
Distribution	2013	334,889	1,740,169	2,900,000	(4)	34,786	5,009,844
David M. Billings	2015	400,000	1,400,000	500,000	(3)	31,294	2,331,294
General Counsel and Secretary(6)	2014	201,538	1,271,000	500,000	(7)	22,551	1,995,089

Supplemental Table—Compensation Earned in Fiscal 2015

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(8)	Stock Option Awards ($)(9)	All Other Compensation ($)(2)	Total 2015 Compensation Earned ($)	Total 2014 Compensation Earned ($)
Sean M. Healey	750,000	3,850,000	6,575,000	3,575,000	156,689	14,906,689	18,119,597
Nathaniel Dalton	500,000	2,300,000	3,950,000	2,100,000	49,631	8,899,631	10,810,170
Jay C. Horgen	500,000	1,950,000	2,940,000	1,600,000	62,356	7,052,356	8,574,604
Andrew Dyson(5)	403,550	1,538,230	1,445,000	780,000	39,346	4,206,126	4,990,137
David M. Billings(6)	400,000	1,400,000	585,000	315,000	31,294	2,731,294	2,495,089

(1)
For 2015, these amounts represent performance-based cash incentive compensation awarded pursuant to the Executive Incentive Plan. The cash bonuses are funded from the Incentive Pool, established by the Compensation Committee as a set percentage of Adjusted Economic net income. In determining the cash bonuses to be awarded from the Incentive Pool, the Compensation Committee considered a variety of factors, as more fully described in the Compensation Discussion and Analysis.

(2)
For 2015, all other compensation consisted of (i) contributions to a 401(k) profit sharing or similar pension plan in the amount of $32,284 on behalf of Mr. Dyson and $26,500 on behalf of each of Messrs. Healey, Dalton, Horgen and Billings, (ii) medical benefits and life and long-term disability insurance premiums with respect to each named executive officer, (iii) a moving expense reimbursement and (iv) aircraft usage benefits of $114,720 with respect to Mr. Healey and a lesser amount with respect to Messrs. Dalton and Horgen, based on the incremental cost to the Company. We calculate the incremental cost of the aircraft usage benefits based on the variable costs of operating the aircraft, including fuel, maintenance contracts, landing and ground fees and other miscellaneous expenses. The Company does not provide tax reimbursements for any perquisite.

(3)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following long-term equity grants, awarded in January 2015 in recognition of performance in 2014: (i) 2014 Long-Term Deferred Equity Awards consisting of restricted stock units granted under the 2013 Stock Plan to Messrs. Healey, Dalton, Horgen, Dyson and Billings with grant date values of $8,500,000, $5,100,000, $4,350,000, $2,100,000 and $500,000, respectively, and (ii) 2014 Long-Term Growth Achievement Awards consisting of restricted stock units granted under the 2013 Stock Plan to Messrs. Healey, Dalton, Horgen and Dyson with grant date values (assuming the highest level of performance will be achieved) of $4,250,000, $2,500,000, $1,400,000 and $650,000, respectively. The portion of the 2014 Long-Term Growth Achievement Awards eligible to vest is determined based on the Company's level of achievement measured against performance targets measuring the compound annual growth rate of the Company's Economic earnings per share over five-and three-year performance periods ending on December 31, 2015. See page 31 of the Company's 2014 Annual Report on Form 10-K, under "Share-Based Compensation and Affiliate Equity," for details on the assumptions made in the valuation of these awards.

(4)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following long-term equity grants, awarded in 2013: (i) 2013 Long-Term Deferred Equity Awards issued to Messrs. Healey, Dalton, Horgen and Dyson with grant date fair values of $7,200,000, $4,220,000, $5,550,000 and $1,600,000, respectively, consisting of both restricted stock units and cash notionally invested, at the election of the named executive officer, in shares of the Company's common stock at the closing price of the Company's common stock on the grant date, and (ii) 2013 Long-Term Performance Equity Awards issued to Messrs. Healey, Dalton, Horgen and Dyson, consisting of restricted stock unit awards with grant date fair values (assuming the highest level of performance will be achieved) of $7,000,000, $4,230,000, $1,300,000 and $1,300,000, respectively. The 2013 Long-Term Performance Equity Awards were divided into three equal tranches, each subject to share price performance hurdles. The number of shares of stock to be issued and distributed for each restricted stock unit granted in each tranche was determined by dividing the tranche value by the closing price of the Company's common stock on the grant date and multiplying the result by conversion factors of 1.4111, 1.4410 and 1.4917, respectively. These conversion factors were derived by an independent, third-party valuation firm (calculated in accordance with FASB ASC Topic 718) using a Monte Carlo simulation with assumptions accounting for the performance requirements and the risk of the award not being earned and distributed if the performance requirements are not met. See page 31 of the Company's 2014 Annual Report on Form 10-K, under "Share-Based Compensation and Affiliate Equity," for further detail on the assumptions made in the valuation of these awards.

(5)
As an employee of our wholly-owned subsidiary, Affiliated Managers Group Limited (FSA Reference Number 506689), Mr. Dyson's compensation is denominated in British pounds and for 2015 was translated to U.S. dollars for this Proxy Statement using the average daily exchange rate from January 1, 2015 through December 31, 2015 of 1.5286 GBP/US$.

(6)
Mr. Billings joined the Company in 2014 and, therefore, no compensation is included in the table for years prior to 2014. Amounts in the table for 2014 represent Mr. Billings' compensation for the period since he joined the Company on June 30, 2014.

(7)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of an award of restricted stock units under the 2013 Stock Plan granted to Mr. Billings upon the commencement of his employment with the Company.

(8)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of long-term equity grants of restricted stock units, granted in recognition of performance in 2015, under the 2013 Stock Plan, with an effective grant date of February 3, 2016, that will vest in four equal installments on each of January 1, 2017, 2018, 2019 and 2020, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). To the extent vested, these Long-Term Deferred Equity Awards will be settled in shares of the Company's common stock upon vesting. See page 37 of the Company's 2015 Annual Report on Form 10-K, under "—Share-Based Compensation and Affiliate Equity," for details on the assumptions made in the valuation of these Long-Term Deferred Equity Awards.

(9)
Represents the aggregate grant date fair value of the 2015 Long-Term Growth Achievement Awards granted under the 2011 Stock Option and Incentive Plan. These stock option awards vest in full on January 1, 2019 (subject to the grantee being employed by the Company on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)); however, the number of shares of common stock of the Company underlying each award that can be exercised is based on the Company's level of achievement measured against primary and secondary pre-established performance targets, each measuring the growth rate of the Company's Economic earnings per share over three-, four- and five-year measurement periods ending on December 31, 2018, 2019 and 2020, respectively. If the growth rate of the Company's Economic earnings per share in a given measurement period as compared to a base Economic earnings per share amount of $11.45 per share, measured at December 31 of the applicable measurement period, is greater than or equal to the primary performance target of 25%, the grantee can exercise the full number of common shares underlying the initial award (or any remaining portion thereof, to the extent such portion did not previously become exercisable). If such growth rate exceeds the secondary performance target of 15% in a given measurement period but does not achieve the primary performance target in such measurement period, 75% of the common shares underlying the initial award plus a ratable portion of the remainder based on the percentage by which the growth rate exceeds the secondary performance target relative to the primary performance target in such measurement period shall become exercisable, up to a maximum of 100% of the number of shares underlying the initial award. If neither the primary nor the secondary performance target is achieved in a given measurement period, but the Company's Adjusted Economic earnings per share for the applicable measurement period is in an amount such that the growth rate meets or exceeds the median of the growth rate of earnings per share of the Company's Peer Group for the applicable measurement period, 50% of the total shares underlying the initial award shall become exercisable, up to a maximum of 100% of the number of shares underlying the initial award. Any portion of the vested stock option award that does not become eligible for exercise in a measurement period may become eligible for exercise in any subsequent measurement period based on the achievement of any of the performance targets in such period, regardless of whether such performance target was achieved in a prior period. Any portion of the award that does not become eligible for exercise following the final measurement period shall be forfeited. The grant date fair value of the 2015 Long-Term Growth Achievement Awards was determined using the Black-Scholes option pricing model, and assumes that the highest level of performance conditions will be achieved. See page 37 of the Company's 2015 Annual Report on Form 10-K, under "Share-Based Compensation and Affiliate Equity," for details on the assumptions made in the valuation of these awards.

 Grants of Plan-Based Awards in Fiscal Year 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
									Grant Date Fair Value of Shares ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean M. Healey	1/25/2016		—	3,850,000	—	—	—	—	—
	1/20/2015	(2)	—	—	—	—	42,975	—	8,500,000
	1/20/2015	(3)	—	—	—	—	21,487	—	4,250,000
Nathaniel Dalton	1/25/2016		—	2,300,000	—	—	—	—	—
	1/20/2015	(2)	—	—	—	—	25,785	—	5,100,000
	1/20/2015	(3)	—	—	—	—	12,640	—	2,500,000
Jay C. Horgen	1/25/2016		—	1,950,000	—	—	—	—	—
	1/20/2015	(2)	—	—	—	—	21,993	—	4,350,000
	1/20/2015	(3)	—	—	—	—	7,078	—	1,400,000
Andrew Dyson	1/25/2016		—	1,538,230	—	—	—	—	—
	1/20/2015	(2)	—	—	—	—	10,617	—	2,100,000
	1/20/2015	(3)	—	—	—	—	3,286	—	650,000
David M. Billings	1/25/2016		—	1,400,000	—	—	—	—	—
	1/20/2015	(2)	—	—	—	—	2,528	—	500,000

(1)
The performance-based cash bonus awarded to each named executive officer in recognition of performance in 2015 is set forth under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table. As described more fully in the Compensation Discussion and Analysis, the Compensation Committee considered a variety of factors in determining the cash bonus amounts to be awarded from the Incentive Pool.

(2)
Represents 2014 Long-Term Deferred Equity Awards granted in January 2015 under the 2013 Stock Plan in recognition of performance in 2014, vesting in four equal, annual installments on each of January 1, 2016, 2017, 2018 and 2019, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). The grant date fair value has been computed in accordance with FASB ASC Topic 718.

(3)
Represents 2014 Long-Term Growth Achievement Awards granted in January 2015 under the 2013 Stock Plan in recognition of performance in 2014, vesting in four equal, annual installments on March 1, 2016 and on each of January 1, 2017, 2018 and 2019, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). The portion of the 2014 Long-Term Growth Achievement Awards eligible to vest was determined based on the Company's level of achievement measured against performance targets measuring the compound annual growth rate of the Company's Economic earnings per share over five- and three-year performance periods ending on December 31, 2015. The grant date fair value has been computed in accordance with FASB ASC Topic 718, assuming that the highest level of performance would be achieved.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market or Payout Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)
Sean M. Healey	1,611	(3)	—	62.04	7/21/2016	69,162	11,049,321	87,078	6,179,197
	1,589	(4)		62.91	7/20/2017
	150,000	(4)		95.82	12/14/2017
	150,000	(5)		99.66	7/19/2018
Nathaniel Dalton	1,611	(3)	—	62.04	7/21/2016	41,964	6,704,169	51,962	3,628,948
	75,000	(4)		62.91	7/20/2017
	75,000	(4)		95.82	12/14/2017
	90,000	(5)		99.66	7/19/2018
Jay C. Horgen	45,000	(5)	—	95.82	12/14/2017	33,893	5,414,746	36,360	4,373,110
	75,000	(5)		99.66	7/19/2018
Andrew Dyson	40,000	(5)	—	99.66	7/19/2018	14,710	2,350,070	16,809	1,249,643
David M. Billings	—		—	—	—	3,745	598,301	—	—

(1)
Represents (i) the 2014 Long-Term Deferred Equity Awards granted in January 2015 under the 2013 Stock Plan, vesting in four equal, annual installments on each of January 1, 2016, 2017, 2018 and 2019, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control), (ii) the performance-based awards granted in December 2013 (a portion of the 2013 Long-Term Deferred Equity Awards) under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock, subject to time-based vesting, which vest in four equal annual installments on January 2, 2014, 2015, 2016 and 2017 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)), and (iii) the performance-based awards granted in December 2012 under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock, subject to time-based vesting, which vest in four equal annual installments on January 1, 2014, 2015, 2016 and 2017 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)). To the extent vested, the January 2015 and December 2012 awards will be settled upon vesting, and the December 2013 awards will be settled in January 2017. The January 2015 awards will be settled in shares of the Company's common stock, and, in the discretion of the Compensation Committee, the December 2012 and 2013 awards may be settled in shares of the Company's common stock. See the Summary Compensation Table for additional details regarding the awards granted in 2013 and 2015. For Mr. Billings, also includes an award of restricted stock units under the 2013 Stock Plan granted upon the commencement of his employment with the Company, which vests in four equal installments on each of June 30, 2014, 2015, 2016 and 2017.

(2)
Represents (i) the 2014 Long-Term Growth Achievement Awards granted under the 2013 Stock Plan, vesting in four equal, annual installments on each of March 1, 2016 and January 1, 2017, 2018 and 2019, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control), with the portion of the 2014 Long-Term Growth Achievement Awards eligible to vest determined based on the Company's level of achievement measured against performance targets measuring the compound annual growth rate of the Company's Economic earnings per share over five- and three-year performance periods ending on December 31, 2015, (ii) the restricted stock unit portion of the 2013 Long-Term Deferred Equity Awards granted in December 2013, which will vest in four equal annual installments on each of January 2, 2018, 2019, 2020 and 2021 (subject to being employed on such date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)), and (iii) the 2013 Long-Term Performance Equity Awards of restricted stock units divided into three equal tranches, with the number of shares of stock to be issued and distributed for each restricted stock unit granted in each tranche will only become distributable if the Company's stock price reaches performance hurdles of 15%, 25% and 35%, respectively, above the closing price of the Company's common stock on the grant date. The stock price appreciation hurdles for the 2013 Long-Term Performance Equity Awards may be met at any time during the award term, but shares in any tranche will be earned and distributable only on the earliest distribution date (January 2, 2018, 2019 or 2020) upon which each of the following requirements has been satisfied with respect to such tranche: (a) the shares have become time-vested (each tranche vests in four equal annual installments on each of January 2, 2015, 2016, 2017 and 2018 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)), (b) the applicable stock price appreciation hurdle has been met for 30 consecutive trading days and (c) the closing price of the Company's common stock on the applicable distribution date meets the 15% stock price appreciation hurdle. See the Summary Compensation Table for additional details regarding these awards. As of December 31, 2015, the achievement of the performance targets for the 2014 Long-Term Growth Achievement Awards had not yet been determined, and none of the stock price appreciation hurdles for the 2013 Long-Term Performance Equity Awards had been met.

(3)
Represents options granted on July 21, 2009, that vested in 25% increments on each of December 31, 2010, 2011, 2012 and 2013.

(4)
Represents options granted on July 20, 2010 and December 14, 2010, respectively, that vested in 25% increments on each of December 31, 2011, 2012, 2013 and 2014.

(5)
Represents options granted on July 19, 2011, that vested in 25% increments on each of December 31, 2012, 2013, 2014 and 2015 for Messrs. Healey, Dalton and Horgen, and on each of January 1, 2012, 2013, 2014 and 2015 for Mr. Dyson.

Option Exercises and Stock Vested in Fiscal Year 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Number of Units of Profits Interests Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Sean M. Healey	50,678	7,823,518	13,093	61.16	6,699,438
Nathaniel Dalton	145,167	22,601,952	8,090	35.41	3,986,786
Jay C. Horgen	16,611	2,197,091	5,950	29.61	3,162,105
Andrew Dyson	—	—	2,047	7.73	929,261
David M. Billings	—	—	609	—	133,127

(1)
Reflects the aggregate value realized upon exercise of options, without giving effect to taxes, in 2015. The exercise price of the options ranged from $62.04 to $65.51, which exercise prices were, in each case, equal to the fair market value of a share the Company's common stock on the applicable date of grant.

(2)
Reflects the portion vested in 2015 of performance-based awards granted under the Executive Incentive Plan in December 2012 and December 2013 that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock, subject to time-based vesting conditions. The awards granted in December 2012 were settled in shares of the Company's common stock upon vesting in January 2015, and the awards granted in December 2013 will be settled in January 2017 (subject to earlier settlement in the case of death, disability or certain terminations of employment in connection with a change in control) and may be settled in shares of the Company's common stock in the discretion of the Compensation Committee. For Mr. Billings, also includes the portion vested in 2015 of an award of restricted stock units Billings under the 2013 Stock Plan granted in connection with his commencement of employment with the Company, which vests in four equal installments on each of June 30, 2014, 2015, 2016 and 2017.

(3)
Reflects the portion vested in 2015 of awards of units of profits interests granted under the 2012 Long-Term Equity Interests Plan (the "2012 LTEIP"). Awards under the 2012 LTEIP vested 50% on December 31, 2012 and in 16.67% increments on each of December 31, 2013, 2014 and 2015. Vested units are available for sale to the Company at their fair value starting in 2017 or upon a change in control of the Company or the death or permanent disability of the executive, and have no cash flow distributions until 2020. Unless certain long-term service requirements are met, the Company may generally elect to repurchase all of the units at any time following the executive's departure from the Company or in 2020 (in advance of the time cash flow distributions begin on the interests) if the executive continues to be employed by the Company. The Company may also repurchase vested units at any time, regardless of the executive's length of service, if the executive engages in competitive activity. A sale of units back to the Company (whether pursuant to a "put" by the executive or a "call" by the Company) will be at fair value, which may be delivered in cash or shares of our common stock, in the discretion of the Compensation Committee. The fair value per unit and the number of shares of stock, if any, to be delivered on settlement will be determined in accordance with the 2012 LTEIP. The 2010 Long-Term Equity Interests Plan (the "2010 LTEIP"), the 2011 Long-Term Equity Interests Plan (the "2011 LTEIP") and the 2012 LTEIP (collectively, the "Long-Term Equity Interests Plans") comprising 771, 912 and 939 units, respectively, with the total units under each Long-Term Equity Interests Plan representing equity interests that, assuming all units were vested with cash flow distribution rights, would be entitled to earnings from our Affiliates equal to approximately 0.7%, 0.7% and 1.0%, respectively, of the Company's EBITDA (controlling interest). The 2011 and 2012 LTEIP awards included equivalent rights to earnings from any Affiliates acquired after the time of grant, which the 2010 LTEIP awards did not. For information on the number of units that were granted to each of our named executive officers under these plans, please see the Executive Compensation Tables (Grants of Plan Based Awards in Fiscal Year) included in the Company's proxy statement for the relevant year.

(4)
Represents (i) the value on January 2, 2015 of the portion of the performance-based restricted stock unit awards granted in December 2013 under the Executive Incentive Plan that vested in 2015, (ii) the value on January 1, 2015 of the portion of the performance-based awards granted in December 2012 under the Executive Incentive Plan that vested in 2015, (iii) the value on December 31, 2015 of the units of profits interests under the 2012 LTEIP that vested in 2015, and (iv) for Mr. Billings only, the value on June 30, 2015 of the portion of the restricted stock unit award granted on June 30, 2014. The terms of the performance-based awards granted under the Executive Incentive Plan in December 2013 provide that the award will not be settled until January 2017 (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). The terms of the 2012 LTEIP do not permit the disposition of the awards until 2017 (with certain limited exceptions such as death or disability or a change in control).

Director Compensation

        At the request of the Compensation Committee, Shea & Associates regularly provides a review of director compensation in the broad peer universe and in our Peer Group. This analysis includes data on total compensation for directors at such peer companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees and equity awards. Shea & Associates also provides comparative data from time to time on compensation by board position (such as committee chairs and lead directors) and information on the nature of the service of particular directors in their various capacities (e.g., lead directors) at such companies. Shea & Associates also provides information from time to time to the Compensation Committee on trends in director compensation.

        In determining current compensation levels for the Company's directors, the Compensation Committee's objective is that cash compensation be set at or near the median in comparison to directors at public companies within our Peer Group, while equity compensation linked to stockholder value be higher on a relative basis. The annual fee for service by non-management directors is $80,000. Directors do not receive quarterly meeting fees. Committee fees are as follows: members of the Audit Committee receive an annual fee of $20,000, with the Chair receiving an annual fee of $35,000; members of the Compensation Committee receive an annual fee of $17,000, with the Chair receiving an annual fee of $20,000; and members of the Nominating and Governance Committee receive an annual fee of $13,000, with the Chair receiving an annual fee of $15,000. The Chair of each Committee receives the annual Chair fee in lieu of the Committee fee. In addition, the Lead Independent Director receives a fee of $100,000 for his active role as principal liaison with management of the Company and for his services as the principal contact on our Board of Directors for our stockholders and other interested parties. All directors of the Company are provided information technology and support by the Company and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees, as well as Board-related activities.

        Equity grant determinations for directors are made consistent with the Compensation Committee's philosophy that compensation should be directly linked to increases in stockholder value. Directors are granted awards, on a semi-annual basis in January and July, under the Deferred Compensation Plan, in an aggregate amount of $80,000. The directors may determine how these awards are invested, and, to date, they have elected to invest all awards in the stock unit fund under the Deferred Compensation Plan. The number of stock units subject to each award is determined based on the fair market value of the Company's common stock on the grant date, with each stock unit representing one share of the Company's common stock. Directors also receive semi-annual stock option grants in January and July, with an aggregate annual grant date Black-Scholes value of $120,000. Each of these awards is subject to vesting, in 25% increments over four years. This vesting period is longer than the one-three year vesting schedules employed by companies in our Peer Group and across the market more generally.

Director Compensation in Fiscal Year 2015

        The following table sets forth information regarding the compensation earned by the Company's non-management directors in 2015. For compensation information with respect to Mr. Healey, and his services as the Company's Chairman and Chief Executive Officer, please see the Summary Compensation Table and other accompanying compensation tables. Mr. Healey receives no additional compensation for his service as a director. Mr. Earle was appointed to our Board of Directors in April 2015.

        Mr. Meyerman served as a director until January 21, 2015, and all outstanding and unvested stock and option awards held by Mr. Meyerman as of such date accelerated pursuant to the terms of the applicable plans or award agreements. In recognition of Mr. Meyerman's nearly 16 years of service as a director, the Compensation Committee determined that Mr. Meyerman's estate would be permitted to exercise all of his outstanding options until the earlier of January 2017 or the applicable expiration date of the stock option. Mr. Nutt retired from the Board of Directors on June 15, 2015, and all outstanding and unvested stock awards held by Mr. Nutt as of such date accelerated pursuant to the terms of the applicable plan. In recognition of Mr. Nutt's 22 years of service, the Compensation Committee approved the accelerated vesting of all outstanding and unvested option awards held by Mr. Nutt as of the date of his retirement and provided that Mr. Nutt would be permitted to exercise all outstanding options then held by him until the earlier of the second anniversary of the date of his retirement and the applicable expiration date of the stock option.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Samuel T. Byrne	130,000	80,047	120,077	—	330,124
Dwight D. Churchill	115,000	80,047	120,077	—	315,124
Glenn Earle	75,000	80,210	120,083	—	275,293
Niall Ferguson	93,000	80,047	120,077	—	293,124
Harold J. Meyerman	58,000	160,480	300,996	—	519,476
William J. Nutt	40,000	214,814	626,752	—	881,556
Tracy P. Palandjian	113,000	80,047	120,077	—	313,124
Patrick T. Ryan	232,000	80,047	120,077	—	432,124
Jide J. Zeitlin	102,500	80,047	120,077	—	302,624

(1)
These amounts represent semi-annual grants to each director then serving on our Board of Directors under the Deferred Compensation Plan, which awards were notionally invested, pursuant to an election by each director, in shares of the Company's common stock. The number of stock units subject to each award is determined based on the fair market value of the Company's common stock on the grant date, with each stock unit representing one share of the Company's common stock. The awards may be settled in shares of common stock, as determined by the plan administrator. On January 20, 2015 and July 21, 2015, the Company granted awards to each director then serving on our Board of Directors (in each case, vesting 25% on each of January 1, 2016, 2017, 2018 and 2019). The Company also granted Mr. Earle, who became a director on April 19, 2015, an award on such date (vesting 25% on each of April 19, 2015, 2016, 2017 and 2018). The grant date fair value of each award granted on January 20, 2015, April 19, 2015 and July 21, 2015, computed in accordance with FASB ASC Topic 718, is $39,954, $40,116 and $40,094, respectively. With respect to Messrs. Meyerman and Nutt, the amounts in the table include the aggregate incremental fair value of each award that was accelerated. The incremental fair value, calculated in accordance with FASB ASC Topic 718, of the accelerated awards granted to each of Messrs. Meyerman and Nutt was $120,516 and $174,860, respectively. At December 31, 2015, the aggregate unvested portion of awards made under the Deferred Compensation Plan (measured in shares of common stock) was as follows: Mr. Byrne: 1,482; Mr. Churchill: 1,482; Mr. Earle: 649; Mr. Ferguson: 966; Ms. Palandjian: 1,371; Mr. Ryan: 1,482; and Mr. Zeitlin: 1,482.

(2)
On January 20, 2015 and July 21, 2015, the Company granted 1,120 and 1,073 stock options, respectively, to each director then serving on our Board of Directors (in each case, vesting 25% on each of December 31, 2015, 2016, 2017 and 2018). The Company also granted Mr. Earle 1,020 stock options on April 19, 2015 (vesting 25% on each of April 19, 2015, 2016, 2016 and 2018). The grant date fair value of the stock options granted on January 20, 2015, April 19, 2015 and July 21, 2015, computed in accordance with FASB ASC Topic 718, is $60,021, $60,027 and $60,056, respectively.

  With respect to Messrs. Meyerman and Nutt, the amounts in the table include the aggregate incremental fair value of each stock option award that was accelerated and for which the exercise date was extended, calculated in accordance with FASB ASC Topic 718, was $240,975 and $556,731, respectively. At December 31, 2015, the number of shares of common stock subject to stock options held by each director was as follows: Mr. Byrne: 15,410; Mr. Churchill: 17,581; Mr. Earle: 523; Mr. Ferguson: 1,574; Ms. Palandjian: 6,778; Mr. Ryan: 34,742; and Mr. Zeitlin: 72,085. See page 37 of the Company's 2015 Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date fair value of stock options.

Equity Compensation Plan Information

        The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	1,613,571	$67.70	4,954,820
Equity compensation plans not approved by stockholders(2)	109,577	$81.06	10,958
Total	1,723,148	$68.55	4,965,778

(1)
Consists of the Amended and Restated 1997 Stock Option and Incentive Plan, the 2006 Stock Option and Incentive Plan, the 2011 Stock Option and Incentive Plan and the 2013 Stock Plan.

(2)
Consists of the Amended and Restated 2002 Stock Option and Incentive Plan. The 10,958 shares available for issuance under such plan may also be issued pursuant to deferred stock awards, restricted stock awards, unrestricted stock awards, performance share awards or dividend equivalent rights.

 PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we are again providing for a non-binding, advisory vote for stockholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K.

        While this vote is advisory and not binding on the Company, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will continue to consider, among other factors, the outcome of the vote when making future compensation decisions for our named executive officers.

        In considering your vote on the compensation of our named executive officers, please review the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement. The Compensation Discussion and Analysis describes the Company's executive compensation program and the decisions that the Compensation Committee made with respect to the compensation of our named executive officers.

        Our executive compensation program is designed to enable the Company to attract, motivate and retain key persons while, at the same time, creating a close relationship between performance and compensation. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its named executive officers, including through the engagement of an independent compensation consultant, to assess risk and to ensure that the program is structured appropriately in order to achieve the Company's strategic goals.

        Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of the Company's common stock outstanding and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal. The Board of Directors has determined to hold an advisory vote on our named executive officers' compensation annually, with the next vote to occur at the 2017 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the Company's stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of the vote when determining future compensation arrangements for our named executive officers.

 PROPOSAL 3: RATIFICATION OF THE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year, subject to ratification by the Company's stockholders at the Annual Meeting. PricewaterhouseCoopers has acted as the Company's independent registered public accounting firm since the Company's inception. The Company has been advised by PricewaterhouseCoopers that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB") and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

        Although stockholder ratification of the selection of PricewaterhouseCoopers is not required, the Board of Directors is nevertheless submitting the selection of PricewaterhouseCoopers to the stockholders for ratification. Should the selection of PricewaterhouseCoopers not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PricewaterhouseCoopers is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

        Ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions will have no effect on this proposal.

Recommendation of the Board of Directors

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

 AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of Messrs. Byrne, Churchill, Earle and Ryan, and Ms. Palandjian, each an independent director of the Company, with Mr. Churchill serving as the Chair of the Audit Committee.

        The Audit Committee's purpose is to assist the Board of Directors in oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit Committee are "independent," as is required by the listing standards of NYSE and under SEC rules.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB").

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        The Audit Committee's role is one of oversight, and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers is in fact "independent."

        The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2015 and is available on the Company's website at www.amg.com.

  DWIGHT D. CHURCHILL, Chair
  SAMUEL T. BYRNE
  GLENN EARLE
  TRACY P. PALANDJIAN
  PATRICK T. RYAN

Principal Accountant Fees and Services

        The following table sets forth information regarding the fees for professional services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2014	Year Ended December 31, 2015
Audit Fees(1)	$6,169,740	$6,515,798
Audit-Related Fees(2)	1,340,915	1,079,803
Tax Fees(3)	4,891,954	3,980,148
All Other Fees	—	—

(1)
Represents fees for professional services rendered in connection with the audit of the Company's annual financial statements, reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q and issuances of comfort letters and consents.

(2)
Represents fees for due diligence procedures in connection with new investments, research assistance on accounting-related issues, benefit plan audits, issuances of the Global Investment Performance Standards performance verification and internal controls reports such as those pursuant to Statement on Standards for Attestation Engagements No. 16.

(3)
Represents fees for income tax compliance and domestic and international tax planning as well as tax due diligence procedures in connection with new investments.

        In making its determination regarding the independence of PricewaterhouseCoopers, the Audit Committee considered whether the provision of the services covered in the sections entitled "Audit-Related Fees" and "Tax Fees" was compatible with maintaining such independence.

        The appointment of the independent registered public accounting firm to audit the Company's financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm's independence from management. In accordance with its charter, the Audit Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-approved at the following meeting of the Audit Committee.

 SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 15, 2016 (unless otherwise noted) regarding the beneficial ownership of common stock by (i) persons or "groups" (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) executive officers, (iii) directors and (iv) directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock(2)
The Vanguard Group(3)	4,550,660	8.42%
BlackRock, Inc.(4)	3,358,142	6.20%
Sean M. Healey(5)	318,380	*	%
Nathaniel Dalton(6)	360,482	*	%
Jay C. Horgen(7)	160,984	*	%
Andrew Dyson(8)	43,860	*	%
David M. Billings	1,101	*	%
Samuel T. Byrne(9)	19,560	*	%
Dwight D. Churchill(10)	21,123	*	%
Glenn Earle(11)	826	*	%
Niall Ferguson(12)	2,139	*	%
Tracy P. Palandjian(13)	8,229	*	%
Patrick T. Ryan(14)	38,977	*	%
Jide J. Zeitlin(15)	81,945	*	%
Directors and executive officers as a group (12 persons)(16)	1,057,606	1.96%

*
Less than 1%

(1)
The mailing address for each executive officer and director is c/o Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401. In certain cases, voting and investment power of certain shares may be shared by an executive officer with one or more family members who reside in the executive's household.

(2)
In computing the number of shares of common stock beneficially owned by a person, (i) shares of common stock subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2016 are deemed outstanding and (ii) shares of common stock underlying restricted stock units held by that person that are currently unvested or unsettled and that will remain so within 60 days of March 15, 2016 are not deemed outstanding. For purposes of computing the percentage owned, shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of March 15, 2016 are deemed to be outstanding for the holder thereof, but are not for the purpose of computing the ownership percentage of any other person. As of March 15, 2016, a total of 54,006,338 shares of common stock were outstanding.

(3)
Information is based on a Schedule 13G-A filed with the SEC on February 10, 2016 by The Vanguard Group as of December 31, 2015. The Vanguard Group beneficially owns an aggregate of 4,550,660 shares of common stock, with sole voting power over 99,802 of such shares, shared voting power over 5,500 of such shares, sole dispositive power over 4,443,879 of such shares and shared dispositive power over 106,781 of such shares. The address of The Vanguard Group is listed in such Schedule 13G-A as 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Information is based on a Schedule 13G-A filed with the SEC on January 25, 2016 by BlackRock, Inc. as of December 31, 2015. BlackRock, Inc. beneficially owns an aggregate of 3,358,142 shares of common stock, with sole voting power over 2,863,400 of such shares and sole dispositive power over all of such shares (with no shared voting or dispositive power reported). The address of BlackRock, Inc. is listed in such Schedule 13G-A as 55 East 52nd Street, New York, NY 10055.

(5)
Includes 298,997 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(6)
Includes 240,000 shares of common stock subject to options exercisable within 60 days of March 15, 2016 and 41,506 shares of common stock held by Mr. Dalton's spouse.

(7)
Includes 120,000 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(8)
Includes 40,000 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(9)
Includes 15,410 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(10)
Includes 17,581 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(11)
Includes 778 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(12)
Includes 1,840 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(13)
Includes 6,778 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(14)
Includes 34,742 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(15)
Includes 49,585 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

(16)
Includes 825,711 shares of common stock subject to options exercisable within 60 days of March 15, 2016.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC and NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to the Company copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such reports, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been satisfied, except that a Form 4 filing (in connection with shares automatically surrendered to the Company on each of June 30, 2014 and 2015 for settlement of tax withholding obligations) reporting a total of 515 shares was inadvertently filed late for Mr. Billings due to an administrative error.

Related Person Transactions

        We previously granted awards of units of profits interests under the 2010 Long-Term Equity Interests Plan, the 2011 Long-Term Equity Interests Plan and the 2012 Long-Term Equity Interests Plan to certain of our named executive officers as part of our compensation program, all of which were fully vested as of December 31, 2015. A portion of the vested units under the 2010 Long-Term Equity Interests Plan was available for sale to the Company at fair value in the first quarter of 2016, payable in cash or shares of our common stock. In the first quarter of 2016, Mr. Healey, the Company's Chairman and Chief Executive Officer, and Mr. Dalton, the Company's President and Chief Operating Officer, each elected to put a portion of the units awarded to them under the 2010 Long-Term Equity Interests Plan, which were purchased by the Company for cash purchase prices of $4.0 million and $2.0 million, respectively.

        Our executive officers and directors may invest from time to time in funds advised by our Affiliates on substantially the same terms as other investors.

Director Removal Provision of our Charter

        Section 5 of Article VI of our Amended and Restated Certification of Incorporation (the "Charter") provides that our directors may be removed only for cause. In light of a recent ruling of the Delaware Court of Chancery, we will not attempt to enforce this provision and our Board of Directors is considering removing it from our Charter.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock.

        The Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022 for services in connection with the solicitation of proxies for a fee not to exceed $25,000.

Stockholder Proposals

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2017 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before December 30, 2016 to be eligible for inclusion in the Proxy Statement and form of proxy card to be distributed by the Board of Directors in connection with such meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2017 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than February 14, 2017, nor later than March 31, 2017, together with all supporting documentation required by the By-laws.

        As required by the By-laws, a stockholder's proposal nominating a director must be sent to the attention of the Company's Secretary and include: (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of shares of the Company's capital stock that are beneficially owned by the proposed nominee on the date of such stockholder proposal and (4) the consent of the proposed nominee to serve as a director if elected. A stockholder's proposal shall further set forth, among other details, information about the beneficial ownership of capital stock by the stockholder making the proposal, such stockholder's name and address and a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder. For more complete information on these requirements, please refer to our By-laws.

Householding of Proxy Statement

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability or this Proxy Statement and the 2015 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and 2015 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, Attention: Investor Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2015 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2015 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401-6152, Attention: Investor Relations, and may be found on the Company's website at www.amg.com. The 2015 Annual Report on Form 10-K is not a part of the Company's proxy solicitation materials.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. AFFILIATED MANAGERS GROUP, INC. 777 SOUTH FLAGLER DRIVE WEST PALM BEACH, FL 33401 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E09779-P77014 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AFFILIATED MANAGERS GROUP, INC. The Board of Directors recommends you vote FOR each of the following proposals: 1. Election of Directors For Against Abstain For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! a. Samuel T. Byrne e. Sean M. Healey b. Dwight D. Churchill f. Tracy P. Palandjian c. Glenn Earle g. Patrick T. Ryan d. Niall Ferguson h. Jide J. Zeitlin For Against Abstain ! ! ! ! ! ! 2. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E09780-P77014 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS AFFILIATED MANAGERS GROUP, INC. June 14, 2016, 2:00 PM BST (9:00 AM EDT) Solicited on behalf of the Board of Directors The undersigned hereby appoints Sean M. Healey and David M. Billings, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote all of the shares of common stock of Affiliated Managers Group, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held on Tuesday, June 14, 2016, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time), at the Company's London office at 35 Park Lane, London W1K 1RB, United Kingdom. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2015 Annual Report on Form 10-K. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made on the reverse side of this form, this proxy will be voted "FOR" the election of each of the nominees for director listed in Proposal 1, "FOR" Proposal 2 - approval of the compensation paid to the Company's named executive officers, and "FOR" Proposal 3 - ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. Continued, and to be signed on reverse side

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PROXY STATEMENT SUMMARY
Supplemental Table—Compensation Earned in Fiscal 2015
PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Tables
Summary Compensation Table
Supplemental Table—Compensation Earned in Fiscal 2015
Grants of Plan-Based Awards in Fiscal Year 2015
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
OTHER MATTERS